As filed with the Securities and Exchange Commission on August __, 2005
                                           Registration Statement No. 333-115539
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               SWISS MEDICA, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)


          Delaware                     3841                  98-0355519
          --------                     ----                  ----------
(State or other jurisdiction    (Primary Standard         (I.R.S. Employer
    of incorporation or            Industrial            Identification No.)
       organization)           Classification Code
                                     Number)


                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                 Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices and principal place of business)

                               Raghunath Kilambi,
                             Chief Executive Officer
                               Swiss Medica, Inc.
                           53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                 Canada, M5E 1JE
                                 (416) 483-0663
--------------------------------------------------------------------------------
            (Name, address and telephone number of Agent for Service)


                                    Copy to:
                               Ryan S. Hong, Esq.
                             RICHARDSON & PATEL LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182


Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                EXPLANATORY NOTE

(1) This Post-Effective Amendment No. 1 to Form SB-2 is being filed in order to update the prospectus included in this registration statement as required by Section 10(a)(3) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                  Subject to Completion, dated August __, 2005


                                   Prospectus


                               SWISS MEDICA, INC.
                    52,523,750 shares of Class A Common Stock


      This prospectus covers the resale by selling stockholders of up to 52,523,750 shares of our Class A Common Stock, $0.001 par value, which include:

            o 4,165,000 shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement dated as of February 18, 2004 ("February Purchase Agreement"),

            o 15,812,500 shares of Class A Common Stock issued pursuant to the Subscription Agreements dated as of March 31, 2004 ("March Purchase Agreement"),

            o 4,165,000 shares of Class A Common Stock underlying the warrants issued in conjunction with the February Purchase Agreement, and

            o 26,781,250 shares of Class A Common Stock underlying warrants that were issued in conjunction with the March Purchase Agreement and

            o 1,600,000 shares of Class A Common Stock issued to persons in connection with capital provided.

      These securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the common stock by the selling security holders. Our common stock and the warrants are more fully described in the section of this prospectus entitled "Description of Securities."


      Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME". On August 12, 2005, the closing sale price of our common stock on the OTC Bulletin Board was $ 0.245 per share.


      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD LOSING YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE ___.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

      You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.


                 The date of this prospectus is August __, 2005.

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                Table of Contents


Prospectus Summary..............................................................

Summary Information.............................................................

Risk Factors....................................................................

Use of Proceeds.................................................................

Determination of Offering Price.................................................

Selling Security Holders........................................................

Plan of Distribution............................................................

Legal Proceedings...............................................................

Directors, Executive Officers, Promoters and Control Persons....................

Security Ownership of Certain Beneficial Owners and Management..................

Description of Securities.......................................................

Interest of Named Experts and Counsel...........................................

Description of Business.........................................................

Management's Discussion and Analysis of Financial Condition
and Results of Operations.......................................................

Description of Property.........................................................

Certain Relationships and Related Transactions..................................

Market For Common Equity and Related Stockholder Matters........................

Executive Compensation..........................................................

Summary Compensation Table......................................................

Financial Information...........................................................

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure..........................................

Reports to Security Holders.....................................................

Where You Can Find More Information.............................................

                               Prospectus Summary

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. Some of the statements contained in this prospectus, including statements under "Prospectus Summary", "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business", are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.


      In this prospectus, we refer to Swiss Medica, Inc. and its subsidiaries as "we," "our," or the "Company."


Our Company

      General

      Swiss Medica, Inc. ("Swiss Medica" or the "Company") markets and distributes bioscience products designed to enhance the well-being and health of individuals. Bioscience products are natural compounds that have health promoting, disease preventing or medicinal properties. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products because natural products are considered to be effective against many ailments and are more accessible than prescription medications. The global market for herbal products is currently estimated to be $62 billion and the World Health Organization has estimated that the global market for herbal products will be worth $5 trillion dollars by the year 2050.

      Swiss Medica, a Delaware corporation, was prior to May 16, 2003, a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly. In 2003, the combined U.S. over-the-counter and prescription market for pain relief products was estimated to be $12 billion. On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we are currently marketing and selling the pain relief formulation called "O24 Pain Relief" or "O24 Essential Pain Relief Neutralizer" in both Canada and the United States. O24 Essential Oil Pain Neutralizer complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. As yet, we have not determined when the remaining products will be introduced. On March 31, 2005, we completed our acquisition of all outstanding shares of Anti-Depression BioHealth Solutions, Inc., or ADBSI, a company with a license to manufacture, market and sell patented and proprietary dietary products for aiding premenstrual syndrome. In connection with this acquisition, we issued 2,105,263 unregistered shares of our Class A common stock and paid $96,673.00 in cash for all the oustanding shares of ADBSI.

      We will continue to look for quality proprietary, natural consumer healthcare products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, and via healthcare professionals.

      To date during 2004 and 2005, we have further expanded the distribution of O24 Essential Oil Pain Neutralizer into major retail outlets in Canada and in the United States. We have entered into purchase order arrangements with several major retail pharmacies in the United States and anticipate entering into additional outlets in the future.

      We currently have 18 individuals who render services to us for our day-to-day operations

      Going Concern

      Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

      We have been dependent primarily on private placements of our equity securities and shareholder loans to fund our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products.

      Such funding may not be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

      About Us

      Our principal executive offices are located at 53 Yonge Street, Third Floor, Toronto, Ontario, Canada M5E 1J3. Our telephone number is (416) 868-0202. The address of our website is www.swissmedica.com. Information on our website is not part of this prospectus.

The Financing


      Strategic Financing (February)


      On February 18, 2004, we entered into a certain Securities Purchase Agreement, with two institutional investors. In this prospectus, we refer to the Securities Purchase Agreement, as amended, as the February Agreement. Pursuant to the February Agreement, we sold the two investors 3,000,000 shares of our common stock at $0.10 per share. The net proceeds from the sale of the common stock were used for working capital. We also sold 865,000 shares of our common stock to four individual investors also in February at $0.10 per share pursuant to a separate Stock Purchase Agreement. In connection with these transactions, we issued to these investors, warrants to purchase up to 3,865,000 shares of our common stock at an exercise price of $0.25 per share at any time or from time to time on or before February 18, 2006, as discussed further below. In this prospectus, we refer to these warrants as the February Warrants. Stern & Co. ("Stern") served as placement agent for the transaction. In consideration for Stern's services, Stern received a fee of 300,000 shares of common stock and warrants to purchase up to 300,000 shares of our common stock at $0.25 per share at any time and from time to time on or before February 18, 2006. We may call the warrants to the institutional investors if the closing price for 5 consecutive trading days exceeds $2.00.

      The February Warrants contain a "cashless exercise" feature such that if there is no effective Registration Statement registering the resale of the shares issuable pursuant to the February Warrants (the "Warrant Shares"), the February Warrant may be exercised by means of a cashless exercise in which the Investors will be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A) where

      X= the number of Warrant Shares issuable upon exercise of the Warrants A= the closing price of a share of common stock on the date of exercise B= the exercise price

      The investors have contractually agreed that the February Warrants shall not be exercised to the extent such exercise would result in any of the Investors, together with its affiliates, beneficially owning in excess of 4.99% of the number of shares of our common stock outstanding at that time. The investors may cause this 4.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 4.99% limitation does not preclude exercise of the Warrants over time, so long as each investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

      In connection with this financing, we have contractually agreed with the institutional investors to file a registration statement covering the common stock sold in this financing and the Warrant Shares within 45 days following February 18, 2004, such that if we failed to file such registration statement in such time frame or to file a pre-effective amendment or otherwise respond in writing to comments made by the SEC within 15 trading days after the receipt of comments from the SEC, we would be subject to a monthly penalty payment of 2.0% of the aggregate purchase price, payable in cash for the first month and then common stock thereafter. We also agreed to provide a right of first refusal on future equity financing offerings and to limit the number of shares offered pursuant to such a registration statement.

      In March 2004, we decided to issue additional equity securities to other third party investors who conditioned their purchase on our agreement that we would register their securities. In exchange for the existing February institutional investors to agree to expand the registration to include such securities and to extend the deadline to file the registration statement, we issued to these stockholders warrants to purchase an additional 1.5 million shares of our common stock at $0.25 per share. The warrants expire on or before
(a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective.

      Strategic Financing (March)

      On March 31, 2004, we entered into separate Subscription Agreements with various institutional investors (the "March Investors"). In this prospectus, we refer to the Subscription Agreement, as amended, as the March Agreement. Pursuant to the March Agreement, we sold to the March Investors 15,625,000 shares of our Class A Common Stock and warrants for $2.5 million. The net proceeds from the sale of the common stock are being used primarily for working capital. In connection with this transaction, we issued to the March Investors, warrants to purchase up to 23,437,500 shares of our common stock. 7,812,500 of these warrants may be exercised at an exercise price of $0.25 per share at any time on or before (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, 7,812,250 shares of common stock may be exercised at an exercise price of $0.30 per share of common stock at any time on or before March 31, 2007, and 7,812,250 shares of common stock may be exercised at an exercise price of $0.40 per share of on or before March 31, 2007. Inglewood Holdings Ltd. ("Inglewood") served as placement agent for the transaction. In consideration for Inglewood's services, Inglewood received a fee of $250,000 and a warrant to purchase 1,562,500 shares of common stock at $0.16 per share, at any time on or before March 31, 2007. Inglewood will also receive a 10% commission on all cash proceeds we receive from exercise of the warrants by the March Investors. All warrants issued in connection with the March financing will be referred to as the "March Warrants."

      We may call any or all of the March Warrants if the closing price for 20 consecutive trading days exceeds 200% of the exercise price.

      The March Warrants also contain a "cashless exercise" feature substantially similar to the cashless exercise of the February Warrants.

      The March Investors have contractually agreed that the March Warrants shall not be exercised to the extent such exercise would result in any of the March Investors, together with its affiliates, beneficially owning in excess of 9.99% of the number of shares of our common stock outstanding at that time. The March Investors may cause this 9.99% limitation to expire by providing us 60 days advance notice of its intention to do so. This 9.99% limitation does not preclude exercise of the March Warrants over time, so long as each March Investors' beneficial ownership of our common stock, together with its affiliates, does not exceed the limitation amount.

      In connection with this financing, we have contractually agreed to file a registration statement covering the common stock sold in this financing and the Warrant Shares on or before May 15, 2004, and to cause the registration statement to be effective by July 29, 2004. Failure to file such registration statement in such time frame, to file a pre-effective amendment or otherwise respond in writing to comments made by the SEC within 15 trading days after the receipt of comments from the SEC, or to cause the registration statement to be effective by July 29, 2004, would subject us to a monthly cash penalty payment of 2.0% of the aggregate purchase price of the common stock and the purchase price of the exercised Warrants, and if the trading price is higher than the exercise price of the Warrant Shares, then the purchase price of the unexercised Warrants.

      Other Selling Security Holders

      We are also registering 1,600,000 shares of common stock issued to additional stockholders.



The Offering


      We are registering up to 52,523,750 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders." The shares included in the table identifying the selling security holders include 21,577,500 shares of our issued common stock plus an additional 30,946,250 shares of common stock that have not yet been, but that may be, issued to designated selling security holders should they exercise their warrants. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

                                  Risk Factors


      An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating us and our business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or our future performance. Do not place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this prospectus, including the matters set below and in our other SEC filings. These risks and uncertainties could cause our actual results to differ materially from those indicated in the forward-looking statements. We undertake no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.


                         Risks Relating To Our Business

There Is Substantial Doubt About Our Ability To Continue As A Going Concern

      Our independent accountants have included an explanatory paragraph in our financial statements included in our public filings stating that we have incurred operating losses in the last two years and that we are dependent on our management's ability to develop profitable operations, and that these factors, among others, may raise substantial doubt about our ability to continue as a going concern.

      We have been dependent primarily on private placements of our equity securities and shareholder loans to fund our operations. In the near term, we intend to focus on increasing our marketing efforts for our existing products. Such funding may not be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing if needed, we will likely be required to curtail our marketing and operating plans and possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to our then-existing stockholders.

We May Never Become Profitable And If We Do Not Become Profitable We May Have To Cease Our Operations

      We have incurred net operating losses in each fiscal quarter since we have been in business. We expect to continue to experience losses until the time, if ever, when we are able to sell products sufficient to generate revenues adequate to support our operations. If we fail to become profitable, we may be forced to cease operations.

We May Raise Additional Capital Through A Securities Offering That Could Dilute Your Ownership Interest

      We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

      In addition, under our Certificate of Incorporation, the Board is authorized to issue, without obtaining shareholder approval, shares of preferred stock having the rights, privileges and designates as determined by the Board. Therefore, the Board could issue shares of preferred stock that would have preferential liquidation, distribution, voting, dividend or other rights, which would be superior to the rights of common stockholders.

We Have Not Paid Cash Dividends And It Is Unlikely That We Will Pay Cash Dividends In The Foreseeable Future

      We plan to use all of our earnings to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

We Are A Development Stage Company With A Limited Operating History And We May Be Unsuccessful

      We have been engaged in our current business for slightly more than two years. Accordingly, we have a limited operating history and our operations are subject to all the risks inherent in a business enterprise with such a limited operating history, including limited capital, possible delays in the development and implementation of our business plan, uncertain markets, and the absence of an operating history. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses, as well as many other factors. We may not be able to develop successfully the business we are pursuing. We cannot be certain that our business will be successful or that we will generate significant revenues.

The Market Price Of Our Common Stock May Be Adversely Affected If Too Much Of It Is Sold At Once

      Sales of substantial amounts of our common stock in the public market could adversely affect the market price of the common stock. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

      In addition, we often compensate consultants who provide services to the Company through the issuance to them of shares of publicly traded Class A Common Stock and other securities. The shares of Class A Common Stock are often registered under a Form S-8 Registration Statement that we filed with the SEC which allows the consultants to immediately sell such shares on the open market. We also issue our employees options to purchase common stock at fair market value that we have registered under a Form S-8 Registration Statement. The sale of any of those shares will likely adversely affect the market price of the Class A Common Stock. Your ability to sell shares of our common stock may be prevented, or the price adversely affected as a result of this increased selling pressure.

Our Stock Is Quoted On The OTC Bulletin Board And Could Be Subject To Extreme Volatility

      Our common stock is currently quoted under the symbol "SWME" on the OTC Bulletin Board, which is often characterized by low trading volume. A large volume of stock being sold into the market at any one time could cause the stock to rapidly decline in price. In addition, we must comply with ongoing eligibility rules to ensure our common stock is not removed from the OTC Bulletin Board, which would materially adverse affect the liquidity and volatility of our common stock. These factors may limit your ability to sell shares of our common stock.

There Is A Limited Public Market For Our Common Stock And Our Stockholders May Be Unable To Liquidate Their Shares

      Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing a limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares.

Our Executive Officers And Directors Control A Large Percentage Of Our Common Stock, Which Allow Them To Control Matters Submitted To Stockholders For Approval

      Our executive officers and directors (and their affiliates), in the aggregate, own approximately 15.7% of our outstanding common stock, and a substantial majority of our outstanding voting stock. At August 5, 2005, there was an aggregate of 88,715,417 shares of Class A and Class B Common Stock outstanding. The holders of the Class A and Class B Common Stock vote together on all matters submitted to a shareholder vote. Raghunath Kilambi, our Chief Executive Officer and director, owns 1,784,451 shares of our Class A Common Stock, and 2,000,000 shares of our Class B Common Stock which constitute all outstanding shares of our Class B Common Stock. Each share of Class B Common Stock is entitled to fifty votes of Class A Common Stock. Therefore, Mr. Kilambi has the ability to decide the outcome of matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impede a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could have an adverse effect on the market price of our common stock.

We May Be Subject To Product Liability Claims For Our Products Which Could Have A Substantial, Adverse Effect On Our Business And Financial Results

      Customers may sue us if any of our products sold to them injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. We currently have product liability insurance, however, the amount of damages awarded against us in such a lawsuit may exceed the policy limits.

We Are Subject To Government Regulations Which May Hinder Our Growth

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. The Food and Drug Administration (FDA) regulates the safety and effectiveness of our products and the Federal Trade Commission (FTC) regulates how we advertise and market our products. O24 and any other products we may manufacture or sell in the future are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and are still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products.


      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

We May Not Be Successful In Acquiring Or Licensing New Products Which Could Have A Material Adverse Effect On Our Business, Financial Condition And Results Of Operations

      We are currently seeking to license or acquire new products or companies with bioscience products, manufacturing or distribution capabilities consistent with our commercial objectives. We may not be able to acquire such products. We may not be able to find and acquire additional bioscience products with demonstrative competitive advantages. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders.

We Have Risks Associated With Our Dependence On Third Party Manufacturing Which Could Have A Material Adverse Effect On Our Business, Financial Condition And Results Of Operations

      We depend upon third parties to manufacture our products. The inability of a manufacturer to ship orders of our products in a timely manner, including as a result of local financial market disruption which could impair the ability of such manufacturers to finance their operations, or to meet quality standards, could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We have no long-term formal arrangements with any of our third party manufacturers. Although we believe we could replace such manufacturers if necessary, without a material adverse effect on us, these manufacturers may not be replaced in a timely manner, and the loss of such manufacturers could have a material adverse effect on our business, financial condition and results of operations.

There Is No Certainty As To The Potential Market For Our Products Which Could Have A Material Adverse Effect On Our Business, Financial Condition And Results Of Operations

      We have not undertaken an independent analysis or survey of the market for our products. We believe that consumers are willing to expend large sums for the purchase of bioscience and herbal health products; however, our products and services may not have the commercial potential to succeed in these target markets. If our products are not accepted by the marketplace, our business will be materially impaired.

We Are Dependent On Our Trademarks And Patents And The Failure to Obtain Trademark Protection Could Have A Material Adverse Effect On Our Business, Financial Condition And Results Of Operations

      The market for certain of our products will be, in part, dependent upon the goodwill engendered by our trademarks and trade names. Trademark protection is therefore material to a portion of our business. The failure to obtain trademark protection, or illegal use of any trademarks we may obtain, may have an adverse effect on our business, financial condition and operating results.

      The Company owns United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24 product, however, we may not be able to obtain patent protection for any derivative uses of O24, or for any other products we may later acquire or develop. We also cannot assure you that we will be able to obtain foreign patents to protect our products.

      The failure to protect our patent, trademarks and trade names, may have a material adverse effect on our business, financial condition and operating results. Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.


We Need To Build Out Our Sales And Marketing Organization Otherwise Our Business Will Be Effected Adversely

      We are and shall continue marketing our existing products and future products that we may license or acquire either through the utilization of contract sales representatives and brokers, the establishment of our own sales force, strategic alliances and various other methods. We are in the early stages of developing such sales and marketing channels, and further development of those channels will require an investment of substantial amounts of capital which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to substantially develop our own marketing channels.

We Depend On Key Personnel And Will Require Additional Skilled Employees To Execute Our Growth Plans; Otherwise, The Development Of Our Business Could Be Delayed Or Prevented

      Our potential for success depends significantly on our executive officers, including, Raghunath Kilambi, our Chief Executive Officer. These individuals do not have employment agreements with the Company. We do not carry key-man life insurance on any executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of any executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled sales, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business will likely be delayed or prevented. Competition for these highly skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

We Face Significant Competition And Our Business And Financial Results Could Suffer From Competition


      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:


1.    functionality;
      o     quality of merchandise;
      o     discounts and rewards;
      o     brand recognition;
      o     customer loyalty; and
      o     price.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We may not be able to compete successfully against our current or future competitors and our business and financial results could suffer from such competition.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 86,715,417 shares of common stock outstanding as of August 5, 2005, 68,103,095 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 17,924,806 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market 1,383,244 shares of common stock being registered in this offering. That means that up to 1,383,244 shares may be sold to this registration statement. Such sales may cause our stock price to decline.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o     Whose prices are not quoted on the Nasdaq automated quotation system

      o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Use of Proceeds


      We will not receive any proceeds from the sale of the shares by the selling security holders. Should the selling security holders holding warrants choose, in their sole discretion, to exercise any of their warrants, we would receive the proceeds from the exercise price. We intend to use the proceeds from the exercise of warrants by the selling security holders for working capital and general corporate purposes.


Selling Security Holders


      The following table provides certain information with respect to the selling security holders' beneficial ownership of our securities as of the date of this prospectus. The selling security holders can offer all, some or none of their shares of our common stock, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus. None of the selling security holders are affiliates of the Company, and nor have any of them had a material relationship with the Company during the past three years. None of the selling security holders are or were affiliated with registered broker-dealers. See "Plan of Distribution."


                                                                                 Number of Shares
                                                                                Beneficially Owned
                                        Number of Shares           Number        After Offering (2)
                                          Beneficially            of Shares   ----------------------
                                          Owned Before              Being      Number
Name                                      Offering (1)             Offered    of Shares   Percentage
-----------------------------------   ---------------------       ---------   ---------   ----------
Alpha Capital AG                                  7,812,500(3)    7,812,500           0            0
Gross Foundation, Inc.                            1,562,500(4)    1,562,500           0            0
David Klugmann Associates, Inc.                   1,562,500(5)    1,562,500           0            0
Whalehaven Funds Ltd.                             2,343,750(6)    2,343,750           0            0
Stonestreet Limited Partnership                   5,468,750(7)    5,468,750           0            0
First Mirage, Inc.                                1,562,500(8)    1,562,500           0            0
Professional Traders Fund LLC.                    1,562,500(9)    1,562,500           0            0
Bristol Investment Fund, Ltd.                     2,343,750(10)   2,343,750           0            0
Wayne Saker                                       1,562,500(11)   1,562,500           0            0
Republic Aggressive Growth Inc.                   1,562,500(12)   1,562,500           0            0
Quines Financial S.A.                             1,562,500(13)   1,562,500           0            0
Vicsons Ltd.                                      1,562,500(14)   1,562,500           0            0
Lucrative Investments                             1,562,500(15)   1,562,500           0            0
Nathan B. Herzka                                  1,562,500(16)   1,562,500           0            0
Marketwise Trading, Inc.                          1,562,500(17)   1,562,500           0            0
Penn Footwear                                     1,562,500(18)   1,562,500           0            0
Notzer Chesed                                     1,562,500(19)   1,562,500           0            0
Clearview International Investments                 781,250(20)     781,250           0            0
Richardson & Patel LLP                              468,750(21)     468,750           0            0
Platinum Partners Global Macro
Fund L.P.                                         6,250,000(22)   6,250,000           0            0
Fennmore Holdings                                 1,250,000(23)   1,250,000           0            0
Inglewood Holdings Ltd .                          1,562,500(24)   1,562,500           0            0
Stern & Co.                                         600,000(25)     600,000           0            0
Dave Jones                                          930,000(26)     930,000           0            0
Ennio D'angela                                      300,000(27)     300,000           0            0
John Hanemayer                                      200,000(28)     200,000           0            0
Romeo D'angela                                      300,000(29)     300,000           0            0
Samaritan Holdings Limited                          650,000         650,000           0            0
Peritus Canada Inc.                                 350,000         350,000           0            0
Forum Software Investments                          600,000         600,000           0            0

------------


(1) The number and percentage of share beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which each selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2) Assumes that all shares will be resold by the Selling Security Holders after this offering.

(3) Includes (i) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(4) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(5) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(6) Includes (i) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(7) Includes (i) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 1,093,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(8) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(9) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(10) Includes (i) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 468,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.


(11) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.


(12) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(13) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(14) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(15) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(16) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(17) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(18) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(19) Includes (i) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 312,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.


(20) Includes (i) up to 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 156,250 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.


(21) Includes (i) up to 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, (ii) 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007 and (iii) up to 93,750 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

(22) Includes (i) up to 1,250,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective, and
      (ii) 2,500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2006.

(23) Includes up to 500,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2006 and up to 250,000 shares of common stock to be common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on (a) January 9, 2005, or (b) in the event this Registration Statement is not effective by July 29, 2004, then the 240th day after the date this registration statement is declared effective.

(24) Includes up to 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.16 per share of common stock and expiring on March 31, 2007.

(25) Includes up to 300,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and expiring on February 18, 2009.

(26) Includes up to 465,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

(27) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.

(28) Includes up to 100,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.


(29) Includes up to 150,000 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.25 per share of common stock and exercisable at any time after August 16, 2004 and expiring on August 31, 2005.
--------------------------------------------------------------------------------

                              Plan of Distribution


      Each selling security holder is free to offer and sell his or her common stock at such times, in such manner and at such prices as he or she may determine. As used in this prospectus, "Selling Security Holders" includes the pledgees, donees, transferees or others who may later hold the selling security holders' interests in our common stock. We will pay the costs and fees of registering the common stock, but each selling security holders will pay their own brokerage commissions, discounts or other expenses relating to the sale of the common shares. We will not receive the proceeds from the sale of the shares by the selling security holders, except in the event that a selling security holder exercises any warrants. Although the selling security holders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

      The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;


      o     settlement of short sales;


      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

      o     any other method permitted pursuant to applicable law.


      The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                Legal Proceedings


      Occasionally we may be named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations.



          Directors, Executive Officers, Promoters and Control Persons


      The following table sets forth the names, ages, and positions of our directors and officers.


Name                   Age          Position Held          Officer/Director since
--------------------   ---   ---------------------------   ----------------------
Raghunath Kilambi       39   Chief Executive Officer and             2003
                             Director
Grant Johnson           45   President, Chief Operating              2003
                             Officer and Director
Bruce Fairbairn         53   Chief Financial Officer                 2004
Ronald Springer         52   Director                                2003
Azim Fancy              63   Director                                2003
Charles Orr             62   Director                                2005
Bryson Farrill          74   Chairman and Director                   2003



      The directors named above will serve until the next annual meeting of our stockholders or until their successors are duly elected and have qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Biographical Information

      Raghunath Kilambi has served and is currently serving as our Chief Executive Officer, and a Director since May 2003. Prior to launching Swiss Medica, Mr. Kilambi served as a general partner of Rubicon Investment Group, a Canada-based merchant banking firm since 2001. Between 1998 and 2000, Mr. Kilambi was CFO and Director of FutureLink Corp., a California based application service provider. Mr. Kilambi is also a director of Rubicon Investment Group, Inc. Prior to Future Link, Mr. Kilambi was a principal at New Economy Capital from 1993 to 1998 and worked at Canada Starch Company from 1990 to 1993. Mr. Kilambi began his career with Touche Ross & Co. and is a Chartered Accountant holding a Bachelor of Commerce and a Graduate Diploma in Public Accounting from McGill University, in Montreal, Canada.

      Grant Johnson has served as our President, Chief Operating Officer and Director since April 2003. From November 2001 until December 2002, before joining Swiss Medica, Mr. Johnson was an outside consultant and senior advisor to Scarab Systems Inc. From April 1999 until March 2002, Mr. Johnson was CEO of HLNT Networks International, a company that designed, built and maintained health Web sites. From September 1996 to February 1999 Mr. Johnson was the VP of Corporate Development at Starnet Communications, a software company which built and designed online gaming systems for clients. Mr. Johnson received a bachelor's degree in Economics from University of Western Ontario in 1983.

      Bruce Fairbairn has been our Chief Financial Officer since December 2004. Mr. Fairbairn brings nearly 30 years of experience as a financial analyst, internal auditor and Chief Financial Officer. After graduating from McGill University with a Bachelors degree in Commerce, Mr. Fairbairn served in various financial capacities at the Canadian subsidiaries of NYSE-listed companies such as Crane Company and Alcan Inc. He has also served as Chief Financial Officer or in a senior financial position for privately owned firms, such as Air Niagara Ltd., Range Transportation and Evergreen Peripherals Inc. He has also been a director of a private company called 984647 Ontario Limited since August 1992. Mr. Fairbairn has been the Company's Controller (part-time) since June 2003, controlling costs and building the accounting and budgeting systems. From 2000 to June 2003, Mr. Fairbairn was an independent financial consultant to mid-sized companies in the early growth stages. Prior to that, Mr. Fairbairn was responsible for all of the day-to-day operations of a privately-held corporation, including: financial reporting, cash flow analysis and control and implementation of maintenance of operating controls and procedures.

      Ronald Springer has served as a Director since May 2003. Mr. Springer has been the President and CEO of General Cosmetics Corporation since 1993. Prior to building General Cosmetics, he founded several other companies, including Heaven from Earth Corp., Ceo-Capital Corp, Global Capital Security Inc., Limardo Productions, ISB Overseas GmbH and Doitsu Shinpo. He also held positions at Esarco LTD. and Hynolds Ltd.

      Azim Fancy serves as a Director. Mr. Fancy is President and owner of real estate developer, Daulat Investments Limited since 1985. Prior to this, Mr. Fancy has held a variety of senior level positions, including Chairman and Owner, International Trading and Sales, Inc. (1977-1985), Chairman and Owner, Pan Atlantic Paper Inc. (1977-1985), and previously President, Orient Pacific Agencies Ltd., an arm of Gulf Group of Companies of London, England.

      Charles Orr serves as a director. From June 1993 through September 2000, Mr. Orr served as President and CEO, Shaklee Corporation. From February 1994 through September 2001 he was a director of Provident Mutual Life Insurance Company and has been a director of The Direct Selling Education Foundation since June 2001. He has also been a director of Herbalife (NYSE: HLF) since August 2002. Mr. Orr holds an M.B.A. from the University of Connecticut and a B.A. in Psychology from Wesleyan University.

      Bryson Farrill serves as Chairman and Director of Swiss Medica Inc. since July 2002. Mr. Farrill has been a Financial Consultant for the past five years most recently acting as a Senior Partner of Belgravia Financial, a European real estate investment company based in London, England. Previously, he was a Member of the New York Stock Exchange and held various senior and executive-level positions at McLeod Young Weir and Mcleod Young Weir International (now Scotia McLeod). Mr. Farrill currently serves on the boards of directors of several leading public companies, including Power Technology, Inc., a designer and manufacturer of laser diodes (OTC:PWTC), Devine Entertainment, an media entertainment company (PK:DVNNF) and Crowflight Minerals Inc., a mining and exploration company (TSX:CML). He is also a director of a private company called Belgravia Financial Services Limited, a real estate investment company.


      There are no family relationships among the foregoing directors and executive offices. None of the directors or executive officers has, during the past five years:

      (a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

      (c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

      (d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


      No individual on our Board of Directors possesses all of the attributes of an audit committee financial expert and no one on our Board of Directors is deemed to be an audit committee financial expert. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management, which is comprised of four people. We rely on the assistance of others, such as our accountant, to help us with the preparation of our financial information. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.


      Directors' Compensation

      Two of our Directors are also employees and do not receive separate board compensation. Three of our remaining four directors each receive $3,000 per month, plus any related expenses incurred, and the fourth Director (also Chairman of our Board) receives $5,000 per month, plus any related expenses incurred.

      Term of Office

      The directors named above will serve until the next annual meeting of our shareholders. In the absence of an employment agreement, officers hold their positions at the pleasure of the Board of Directors.

      Code of Ethics

      On March 29, 2004 our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding beneficial ownership of our common stock as of August 17, 2005 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our voting securities, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable community property laws, and, unless otherwise stated, their address is 53 Yonge Street, Toronto, Ontario, Canada M5E 1JE. As of August 17, 2005, there were 86,715,417 shares of Class A Common Stock issued and outstanding.



                                                              Amount and Nature of      Percent
Title of Class    Name and Address of Beneficial Owner (2)    Beneficial Ownership(1)   of Class
--------------    ----------------------------------------    -----------------------   --------
Class A Common    Alpha Capital AG(3)(4)                                6,250,000(10)        6.7%
Class A Common    Raghunath Kilambi(5)                                 12,664,451           13.0%
Class A Common    Grant Johnson(5)                                      5,391,870            6.2%
Class A Common    Bruce Fairbairn(6)                                      750,000              *
Class A Common    Azim Fancy(7)                                           566,860              *
Class A Common    Charles Orr(6)                                          364,565              *
Class A Common    Bryson Farrill(8)                                     1,100,000            1.3%
Class A Common    Ronald Springer(7)                                    1,080,000            1.2%
Class A Common    All officers and directors as a group(9)             21,917,746           39.5%
Class B Common    Raghunath Kilambi                                     2,000,000            100%
Class B Common    All officers and directors as a group                 2,000,000            100%



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 19, 2005, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.
(2) The address of each beneficial owner is c/o Swiss Medica, 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1JE unless otherwise indicated.
(3)   Five percent stockholder.
(4) The address for Alpha Capital AG is 300 Esplanade Drive, Suite 1950, Oxnard, California, 93036.
2. Includes 880,000 shares of common stock subject to options exercisable within 60 days of August 17, 2005 and 10 million shares of Class A common stock subject to conversion of 2,000,000 shares of Class B common stock.
(5) Includes 175,000 shares of common stock subject to options exercisable within 60 days of August 17, 2005.
(6) Includes 80,000 shares of common stock subject to options exercisable within 60 days of August 17, 2005.

(7) Includes 200,000 shares of common stock subject to options exercisable within 60 days of August 17, 2005.
(8) Includes 2,295,000 shares of common stock subject to options exercisable within 60 days of August 17, 2005 and 10 million shares of Class A common stock subject to conversion of 2,000,000 shares of Class B common stock.
(9) Includes 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.30 per share of common stock and expiring on March 31, 2007and 1,562,500 shares of common stock to be issued upon the exercise of a warrant at an exercise price of $0.40 per share of common stock and expiring on March 31, 2007.

------------



                            Description of Securities


Common Stock


      Class A Common


      Our charter authorizes us to issue up to 150,000,000 shares of common stock, par value $.001 per share. Of the 150,000,000 shares of common stock authorized, 100,000,000 shares are authorized as Class A Common Stock. There were 86,715,417 shares of Class A Common Stock issued and outstanding as of August 5, 2005. Our Class A Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol "SWME."


      Holders of Class A Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in their sole discretion, from funds legally available for such dividends. If the Board of Directors declared a dividend, all of the outstanding shares of Class A Common Stock would be entitled to receive a pro rata share in any dividend available to holders of Class A Common Stock. Upon liquidation, holders of shares of Class A Common Stock are entitled to a pro rata share in any distribution available to holders of Class A Common Stock. The holders of Class A Common Stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of Class A Common Stock have no preemptive rights. All of the outstanding shares of Class A Common Stock are, and all of the shares of Class A Common Stock offered for resale in connection with this prospectus will be, validly issued, fully paid and non-assessable.

      Class B Common

      Our charter authorizes us to issue up to 50 million shares of Class B common stock. Of the 50 million authorized, there were 2 million shares outstanding as of May 10, 2004, all of which was issued to our Chief Executive Officer, Mr. Raghunath Kilambi.


      Generally, Class A and Class B Common Stock are identical and entitles the holders thereof to the same rights and privileges and share ratably on all matters and be identical in all respects except in the following manner: holders of Class B Common Stock are entitled to 50 votes per share on all matters while holders of Class A Common Stock are entitled to one vote per share. The Company has entered into an arrangement with the sole holder in which each share of Class B Common Stock may be converted into five (5) shares of Class A Common Stock upon the occurrence of certain events.

      Prior to any sale, transfer, gift or other disposition of Class B Common Stock, we have the option to convert the shares of Class B Common Stock subject to such transfer to the same number of shares of Class A Common Stock. In addition, we may also convert all shares of Class B Common Stock into the same number of shares of Class A Common Stock upon the holder's termination of employment with our company. Finally, shares of Class B Common Stock will be automatically converted into the same number of shares of Class A Common Stock upon any sale of Class B Common Stock through a public offering of our securities registered with the Securities and Exchange Commission. The Company has entered into an arrangement with the sole holder in which each share of Class B Common Stock may be converted into five (5) shares of Class A Common Stock upon the occurrence of certain events, including without limitation,

      On June 27, 2005, our Board of Directors and Shareholders holding a majority of outstanding voting securities approved resolutions to increase the total number of authorized shares of our capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. We intend to file the certificate of amendment to the Certificate of Incorporation effecting this change shortly.


      Preferred Stock

      Our charter authorizes us to issue up to 10 million shares of preferred stock. Our charter authorizes our Board of Directors to provide for the issuance of serial preferred stock and to fix and state the powers, designations and preferences of each such series. Currently, no series of preferred stock has been designated and there is no shares of preferred stock is issued or outstanding.



Warrants

      The Company currently has 14,430,925 warrants outstanding to purchase shares of the Company's Class A Common Stock.

Options

      The Company currently has 3,431,098 options outstanding to purchase shares of the Company's Class A Common Stock.

Transfer Agent

      Swiss Medica's transfer agent is Atlas Stock Transfer Corp., 5899 South State Street, Salt Lake City, Utah 84107, telephone (801) 266-7151

Indemnification Of Directors And Executive Officers And Limitation On Liability


      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

      (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


      (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

      (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

      (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).


      (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS


      (1) The certificate of incorporation shall set forth:

      (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

(vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

(c) Article Nine of the Company's Certificate of Incorporation provides:

No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.


      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.


Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

      There are no Delaware anti-takeover provisions that may have the affect of delaying or preventing a change in control. However, as described elsewhere in this prospectus, the existence of the Class B Common Stock and the authorized shares of preferred stock may have the effect of discouraging or preventing a potential takeover or change of control of the Company.

EXPERTS

      The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2004 and 2003 have been audited by Russell Bedford Stefanou Mirchandani LLP. The reports of Russell Bedford Stefanou Mirchandani LLP, are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Russell Bedford Stefanou Mirchandani LLP contained elsewhere in this prospectus contain an explanatory paragraph regarding its ability to continue as a going concern.


                                  Legal Matters

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and the underlying common share purchase warrants was passed upon for our company by Richardson & Patel LLP. Richardson & Patel LLP owns 8,757 common shares as of August 18, 2005 and warrants to purchase 187,500 common shares. Only the shares underlying the warrants held by Richardson & Patel LLP are being registered for sale under this prospectus.

                             Description Of Business


Overview

      The Company markets and distributes bioscience products designed to enhance the well-being and health of individuals. Bioscience products are natural compounds that have health promoting, disease preventing or medicinal properties. We believe that consumers are deeply concerned about the management and cost of their health care and the expensive, chemical-based prescription drug approach predominant in modern medicine. We believe that this concern will increase the demand for bioscience health products because natural products are considered to be effective against many ailments and are more accessible than prescription medications. The global market for herbal products is currently estimated to be $62 billion and the World Health Organization has estimated that the global market for herbal products will be worth $5 trillion dollars by the year 2050.

      Swiss Medica, a Delaware corporation, was, prior to May 16, 2003, a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003, we began to implement a new business plan pursuant to which we market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 billion and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly. On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time and we are currently marketing and selling the pain relief formulation called "O24 Pain Relief" or "O24 Essential Pain Relief Neutralizer" in both Canada and the United States. O24 Essential Oil Pain Neutralizer complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. As yet, we have not determined when the remaining products will be introduced. In 2003, the combined U.S., over-the-counter and prescription market for pain relief products was estimated to be $12 billion.

      We will continue to look for quality proprietary, natural consumer healthcare products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, and via healthcare professionals.

      To date during 2004 and early 2005, we have further expanded the distribution of O24 Essential Oil Pain Neutralizer into major retail outlets in Canada and to regional pharmacies and massage clinics in the United States. We entered into a major retail outlet in the United States in February 2005 and anticipate entering into additional outlets in the future.

      We currently have 18 individuals who render services to us for our day-to-day operations.

      Our corporate headquarters is located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada, M5E 1J3. Our telephone number is (416) 868-0202.

History and Company Development

      The Company was originally incorporated on March 11, 1980, as Associated Medical Devices, Inc., under the laws of Nevada for the development and marketing of various devices. Due to the non-payment of required fees and filing of required reports, the Company forfeited its corporate charter during 1986 and was revived in February 1995.

      Pursuant to an Acquisition Agreement dated, July 1, 1999, and finally executed on October 20, 1999, John F. Huguet ("Huguet") and Gold Crown Holdings Limited, a British Virgin Islands corporation ("Gold Crown"), acquired 4,968,000 restricted shares of the Company's common stock, comprising approximately 85% of the Company's issued and outstanding Shares, in exchange for 100% of the issued and outstanding common stock of Euro American Business Group, Inc., a New York corporation owned by Huguet and Gold Crown. Contemporaneously thereto, Huguet and Gold Crown purchased 25,000 shares of Registrant's common stock from Glenn
A. Little, a director of the Company for $200,000. In anticipation of the execution of the above agreement, on October 7, 1999, the directors of the Company tendered their resignations as directors of the Company and appointed new directors and officers.

      Prior to the Agreement, the Company was a development stage company with no significant operations, seeking a new business plan. At the time of the Agreement, Euro American Business Group, Inc., had conducted no business to date, but had plans to become a provider of low cost internet access in Europe. To better reflect the Company's new business plan, the Company changed its name to Yournet, Inc. on October 20, 1999.

      Effective August 14, 2001, Yournet, Inc. merged with and into Global Path Incorporated, a Delaware corporation. Pursuant to the merger, Yournet, Inc., a Nevada corporation, reincorporated under the laws of Delaware. As a result of the merger, shareholders of Yournet, Inc. received the right to receive one share of Class A common stock of Global Path Incorporated for each one share of common stock of the Company. After the reincorporation, 20,455,903 shares of Yournet, Inc. common stock was converted to 20,455,903 shares of Class A common stock of Global Path Incorporated ("GPI"), the surviving entity. GPI in November 2002 performed a share consolidation of 100:1.

      In July 2003, after the acquisition of the General Cosmetics Corporation assets, our name was changed from GPI to Swiss Medica, Inc. The Company's common stock currently trades on the Over-the-Counter Bulletin Board under the trading symbol SWME.

Business Strategy

      Swiss Medica is focused on commercializing proprietary, effective, safe and natural products that address chronic ailments such as, but not exclusive to, pain. The products that Swiss Medica will commercialize will have the following attributes:

      o     Patented and/or intellectual property;

      o Clinical and/or medical studies validating the efficacy of the product; and

      o     Over-the-counter, natural solutions for chronic ailments.

      Our goal is to bring natural, healthy, clinically-proven and proprietary products that address chronic ailments, into the mainstream food, drug and mass retail channels and out of their traditional market niche of specialty retailers.

      Swiss Medica is currently focused on marketing and selling its products in North America. Our initial product launch was in Canada, with our first U.S. retail order coming in the fourth quarter of 2004, followed by our first major U.S. retailer in February of 2005. We expect to further expand into the national United States retail market in 2005.

      Swiss Medica does not manufacture any of its products, but outsources this activity to contract manufacturers. It should be noted that the raw materials used in the manufacturing process are commodity items and are subject to price fluctuations.

Recent Developments

      On March 31, 2005, we acquired Anti-Depression BioHealth Solutions, Inc. from its sole shareholder. UTEK Corporation, in exchange for 2,105,263 unregistered shares of our Class A common stock and $96,673.00 in cash paid to UTEK. ADBSI has rights pursuant to an exclusive license to, among other things, develop and market patented and proprietary dietary products for aiding premenstrual syndrome that comprise the PMS Escape product from Back Bay Scientific, Inc. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product that is covered by the patent rights of PMS Escape in the U.S. and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. This acquisition provides us with rights to additional proprietary technology that we believe complements our O24 Essential Oil Pain Neutralizer product.

Product Offerings

      The Company is currently offering only three products in the marketplace. The first product, designated as O24(TM) Essential Oil Pain Neutralizer ("O24(TM)"), is a patented, topical pain relief solution containing all natural, essential oils. O24(TM) is endorsed by leading medical professionals, professional athletes and Olympic teams. We believe that sales of over-the-counter topical pain relief medication exceeded $250 million in 2002. In addition, the market for Vioxx(TM) and Celebrex(TM) drugs may have exceeded $5.0 billion last year. We estimate that the recent recall of these prescription medications combined with O24(TM)'s efficaciousness in treating pain sufferers may increase our market opportunity. In light of the present scare that Vioxx(TM) has created among previous users, consumers may hesitate before switching to other related prescription products such as prescription pain relievers. Hence, much of that estimated prescription pain reliever marketplace might be susceptible to penetration by OTC products, such as O24(TM).

      The second product we have introduced, in 2005, is O24 Fibromylagia, which is intended to treat the symptoms of fibromylagia -- a mysterious, debilitating condition characterized by intense pain. We are also seeking to acquire additional consumer healthcare products or companies that address the chronic health market described above. Over time, we intend to attempt to market variations of the O24(TM) formulation which would treat additional ailments including menstrual cramps.

      On April 12, 2005, we announced the launch of our third product, PMS Escape(R). PMS Escape(R) is an over-the-counter product for the treatment of mood and appetite symptoms associated with Premenstrual Syndrome (PMS). We acquired the exclusive US and Canadian rights to PMS Escape(R) as part of the previously announced acquisition of Anti-Depression BioHealth Solutions Inc.

Intellectual Property

      We own United States Patent Number 6,444,238 (issued September 3, 2002) which covers our O24(TM) product, however, there is no assurance we will be able to obtain patent protection for any derivative uses of O24(TM), or for any other products we may later acquire or develop. We also cannot assure that we will be able to obtain foreign patents to protect our products.

      We have obtained an exclusive license through our recently acquired subsidiary, Anti-Depression BioHealth Solutions, Inc., a Florida corporation to among other things, develop and market patented and proprietary dietary products for aiding premenstrual syndrome which comprise the PMS Escape product from Back Bay Scientific, Inc, a Delaware corporation. This royalty-bearing exclusive license gives our subsidiary, ADBSI, rights to use, manufacture and distribute the PMS Escape product or any other product that is covered by the patent rights of PMS Escape in the United States and Canada. We do not own the patents that underlie this license. Back Bay has the right to convert this license to a non-exclusive license, if ADBSI does not meet the annual minimum royalty payments after the first year. Other financial terms include a one-time, non-refundable license issue fee, and a fee for Back Bay's PMS Escape and packaging inventory. ADBSI has the right, but not the obligations, to prosecute any actions concerning any claims of infringement. The term of this license is five years, with automatic three-year renewal terms so long as royalty payments have been paid toe Back Bay pursuant to the terms of the license. ADBSI has the right to terminate the license for Back Bay's uncured breach of the license or by providing of the license. ADBSI has the right to terminate the license for Back Bay's uncured breach of the license or by providing prior written notice to Back Bay at least six months prior to either the expiration of the term on March 31, 2010 or each three-year renewal, term. Back Bay may terminate the agreement for ADBSI's uncured breach of the agreement or upon prior written notice in the event the license becomes non-exclusive or if ADBSI ceases to conduct its business related to this license.

      In connection with our recent acquisition of ADBSI, we have obtained through ADBSI a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay, subject to the rights of existing licenses to such technology. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. Pursuant to the terms of this option agreement, if Massachusetts Institute of Technology, or the patent assignors, requires an up front fee, this fee will be passed through to ADBSI (a portion of it creditable against any earned royalties due). If ADBSI does not exercise its option after receipt of the notice, the option agreement terminates as to the specific Nutraceutical intellectual property or product described in such notice. ADBSI's option continues during the 48-month term with respect to any materially more valuable or materially more commercially viable Nutraceutical intellectual property or products to may be developed. ADBSI's ability to exercise the option pursuant to the option agreement is subject to the ability to license the underlying intellectual property from Massachusetts Institute of Technology.

      Litigation may be required to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights of others. Any action we take to protect our intellectual property rights could be costly and could absorb significant management time and attention. In addition, as a result of any such litigation, we could lose any proprietary rights we have. If any of the foregoing occurs, we may be unable to execute on our business plan and you could lose your investment.

Government Regulation

      In the United States, governmental agencies and extensive federal regulations regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. In the United States, the Food and Drug Administration (FDA) regulates the safety and effectiveness of the product and the Federal Trade Commission (FTC) regulates how we advertise and market our products. Since O24(TM) is classified as a drug, it carries an FDA "monograph" (written description of the medication's properties and usages) enabling the Company to make certain efficacy claims. Swiss Medica is using an FDA designated laboratory, an FDA certified bottler and FDA certified manufacturer to ensure product compliance.

      O24(TM) and any other products we may manufacture or sell in the future are also subject to regulation in the United States by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. The laws, regulations and enforcement policies governing our products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. We cannot at this time determine the extent to which FDA and other regulations will impact our business.

      There are similar regulatory bodies and regulations in Canada, and other countries in which we may decide to market, sell and distribute our products. In Canada, Health Canada controls over-the-counter drugs and a special application is needed for most national retailers. Health Canada regulates the safety, efficacy and permissible claims of certain products and their manufacturers/representatives. The Company is required to ensure that O24(TM) and its other products are manufactured using Health Canada's Good Manufacturing Process ("GMP") guidelines. The recent Natural Health Product ("NHP") Act allows companies that sell nutraceutical products to make additional health benefit claims for products that comply with the regulations and monographs.

      We cannot be certain that we comply or will comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

Sales & Marketing

      Swiss Medica sells O24(TM) and intends to sell its other products through various distribution channels including retail outlets, e-commerce and our professional sales staff. The Company intends to support O24(TM) and its other products with point-of-presence marketing, sampling, print and in-store advertisements, radio spots, and extensive use of public relations, including testimonials and endorsements from medical professionals and recognized celebrities.

Competition

      The market for health-related retail goods and services is characterized by intense competition. We believe that the principal competitive factors for companies in the industries in which we compete are:

      o     functionality;
      o     quality of merchandise;
      o     discounts and rewards;
      o     brand recognition;
      o     customer loyalty; and
      o     price.

      While competition in the over-the-counter arthritis pain relief products market is highly fragmented, there are a few significant brand names that have managed to acquire the majority of retail shelf space. Some of these treatments are general pain relief tablets such as Aleve(TM) from Roche Laboratories (Germany: RO), Bayer(TM) from Bayer AG (NYSE:BAY), and Tylenol(TM) from Mc-Neil Consumer & Specialty Pharmaceuticals (privately-held). Additionally, arthritis rubs are popular for pain relief, including Ben-Gay(TM) from Pfizer Inc. (NYSE:PFE), Joint-Ritis(TM) (privately held), Mineral Ice(TM) from Bristol-Myers Squibb Company (NYSE:BMY), and Icy Hot(TM) and related products by Chattem, Inc. (OTC:CHTT). It has been estimated that in 2002, the domestic sales for these seven products alone are in excess of $200 million. In the topical market, our competitors are products such as, but not limited to Ben Gay and Ice Hot, with the total combined market sales estimated to be $250 million in 2002.

      In the natural products market, there are two significant competitors. Rodlen Laboratories (privately held) sells Zostrix, which contains Capsaicin, a compound found in hot peppers. Capsaicin is a powerful irritant that can cause a severe skin reaction for some individuals. Tiger Balm is a counterirritant ointment based on herbal ingredients, derived from ancient Chinese sources manufactured by Haw Par Corporation (Singapore:HPAR), which we believe to be O24's only direct competitor. Sales of Tiger Balm and related healthcare products reached approximately $35 million in FY 2002 (Singapore $60 million).

      Although the Company does not view pharmaceutical products as direct competitors, we believe that eventually mainstream consumers will view natural products as alternatives to prescription medication.

      Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Swiss Medica. Due to their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliate es, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition.

Manufacturing


      o We rely on third-party manufacturers to fulfill all of our manufacturing requirements. We currently engage Creative Fragrances Ltd. of Dallas, Texas and Natural Care Mfg, Inc. of Arlington, Texas as our formulator and blender of O24(TM) and O24 Fibromyalgia., Garden State Nutrition of West Caldwell, New Jersey is the blender of PMSEscape.

Research & Development

      We do not anticipate incurring material research and development costs during the next 12 months, nor do we anticipate the acquisition or sale of any material property, plant or equipment during the next 12 months, with the exception of the possible acquisition of additional consumer healthcare or herbal health products and their related infrastructure. We have acquired and expensed $2,601 and $3,725,826 for research and development during fiscal years ended December 31, 2004 and December 31, 2003, respectively.

Dependence on one or more customer

      As of December 31, 2004 the Company was on the shelves at national retail chains such as Shopper's Drug Mart (TSX:SC) with 878 stores, the Katz Group of Pharmacy retailers who sell our products through their 900 retail locations throughout Canada. For the year ended December 31, 2004, Shopper's Drug Mart accounted for approximately 70% of our net sales.

      On November 29, 2004, we announced that O24(TM) Essential Oil Pain Neutralizer was available at the Happy Harry's Discount Drugstore chain, which is based in Newark, Delaware.

      On January 18, 2005, we announced that Rite Aid Corporation (NYSE:RAD), a national U.S. drug store chain, would be carrying O24 Essential Oil Pain Neutralizer in its stores.

      On August 4, 2005, we announced that Wal-Mart Canada, a Canadian subsidiary of Wal-Mart (NYSE:WMT), a U.S. national drug store chain, would be carrying O24 Essential Oil Pain Neutralizer in its stores.

      On August 9, 2005, we announced that CVS/Pharmacy (NYSE:CVS), a national U.S. drug store chain, would be carrying PMS Escape in its stores.

Employees

      As of June 30, 2005 we had eighteen full-time employees. . Of these employees, six were in sales and support, two were in accounting, two were in manufacturing, and two were in logistics and six were in administration and general operations. We believe our relations with our employees are good.

Enforceability of Civil Liabilities Against Foreign Persons

      We are a company incorporated under the laws of Delaware but because we are a company headquartered in Canada our investors may not be able to enforce civil liabilities under the U.S. federal securities laws against our officers and directors. Some of our directors and officers reside in Canada. Because some of our assets are located outside the U.S., it may be difficult for an investor to sue, for any reason, us or any of our directors or officers through U.S. jurisdictions. If an investor was able to obtain a judgment against us or any of our directors or officers in a U.S. court based on U.S. securities laws or other reasons, it may be difficult to enforce such judgment in Canada. We have been advised by our Canadian counsel that there is uncertainty as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

      The following discussion and analysis is qualified by, and should be read in conjunction with, our audited interim condensed consolidated financial statements and the notes thereto included in this Registration Statement on Form SB-2.

      Management's discussion and analysis of results of operations and financial condition are based on our financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Stock-based compensation.
      o     Intangible assets.
      o     Research and Development

Stock-Based Compensation

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

Acquired Intangible Assets

      Acquisitions of intangible assets are accounted for under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. Thos standards require that certain identifiable assets be amortized over their expected useful lives. Intangible assets that have indefinite useful lives are not subject to amortization, but rather will be tested at least annually for impairment.

Research and Development

      We account for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

RESULTS OF OPERATIONS

Overview

      Prior to May 16, 2003 we were a holding company focused on acquiring, expanding and developing technology companies and we had no operations.

      As of May 16, 2003 we began to implement a new business plan pursuant to which we will market and distribute proprietary bioscience health products, focused on chronic ailments. We retained a new management team to implement this new business plan. The global market for chronic ailment products is in excess of $100 million and is currently dominated by prescription, chemical based drugs. The global market for natural, herbal and bioscience products is currently estimated to be over $60 billion and growing rapidly.

      On May 16, 2003 we acquired certain assets of General Cosmetics Corporation, a Delaware corporation based in Munich, Germany. The acquisition was made by issuing to General Cosmetics Corporation 6,750,000 shares of our Class A Common Stock, subject to adjustment based on the terms of the March 31, 2003 definitive agreement. The assets we acquired included a patented essential oil bioscience product family that has been developed for pain relief, menstrual cramps, cold sores and other ailments. We intend to introduce these products to the market over time. We are currently marketing and selling the pain relief formulation called "O24 Pain Relief" in both Canada and the United States. O24 pain relief complies with FDA regulations and can be sold in the United States pursuant to an FDA monograph. We have not yet determined when the remaining products will be introduced. The combined U.S. over-the-counter and prescription market for pain relief products is estimated to be $12 billion in 2003.

      In June 2003 we entered into a transaction with Doctor's Natural Solutions Inc., based in Clearwater, Florida, for the purpose of acquiring Ayala, a bioscience product that may have the potential to be used to assist in weight loss. As part of this transaction, we provided a secured loan of $30,000 to Doctor's Natural Solutions Inc. to continue clinical testing of Ayala. This loan was due to be repaid in September 2003, but has not been repaid to date. Due to the emergence of issues that were not contemplated in our original negotiations, we have decided that it is not in our best interests to continue with this acquisition. We are pursuing several options to either consummate a distribution agreement for Ayala and/or collect the $30,000 secured loan. As a consequence of this uncertainty we have written of this $30,000 receivable in the fourth quarter of 2003.

      We will continue to look for quality proprietary, natural bioscience products to license and/or acquire. We plan to sell our products through multiple distribution channels including, retail outlets, via the Internet, via health care professionals, and via direct response.

      To date during 2004, we have expanded the distribution of O24 pain relief into major retail outlets in Canada and anticipate entering major retail outlets in the United States in the fourth quarter of 2004. We currently have eight individuals who render services to us for our day-to-day operations.

Recent Developments

      ADBSI Acquisition

      On March 31, 2005, we acquired Anti-Depression BioHealth Solutions, Inc. ("ADBSI"), a subsidiary of UTEK Corporation, in a cash and stock transaction. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of our Class A common stock in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, we paid UTEK, the sole shareholder of ADBSI, $96,673 in cash. As result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became our wholly-owned subsidiary. Related to the acquisition, we also developed a business relationship with two Massachusetts Institute of Technology (MIT) scientists. Swiss Medica has an option to acquire all over-the-counter products developed by Back Bay Scientific Inc. and the team of scientists, with certain limited exceptions. Pursuant to an exclusive licensing agreement to develop and market the patented PMS Escape product in both the United States and Canada, we intend to re-launch PMS Escape and expect to have PMS Escape available in major U.S. and Canadian pharmacy chains in the second half of 2005. PMS Escape was previously carried and sold in over 20,000 retail outlets between 1996 and 1999 and in the subsequent years was available for sale over the internet.

      We will continue to look for quality proprietary, natural consumer healthcare products to license and/or acquire. We plan to sell our products through multiple distribution channels including, via retail outlets, the Internet, and via healthcare professionals.

      In connection with the ADBSI acquisition, we recently introduced our second line of patented natural products for depression related symptoms. Millions of Americans have sought or are seeking a solution to treat the symptoms associated with depression. On April 12, 2005, we announced the launch of PMS Escape(R). PMS Escape(R) is an over-the-counter product for the treatment of mood and appetite symptoms associated with Premenstrual Syndrome (PMS). Swiss Medica acquired the exclusive US and Canadian rights to PMS Escape(R) as part of the previously announced acquisition of Anti-Depression BioHealth Solutions Inc.

Results Of Operations for the Six Months Period Ended June 30, 2005 compared with the Six Months Period Ended June 30, 2004

      Swiss Medica net revenues were $1,383,328 and $23,595 for the second quarter of 2005 and 2004 respectively, and total sales of $626,569 for the year ending December 31, 2004. Swiss Medica began generating significant revenues in August of 2004, therefore any comparisons of results of operations and financial position with the quarter ended June 30, 2004 are not relevant.

      The following is a summary of financial information for the three months and six months June 30, 2005:



                                                  Three months      Six months
                                                  ------------     ------------
      Revenue:                                      $1,383,328       $2,510,740
      Cost of Sales                                   $256,137         $459,372
      Gross Profit                                  $1,127,191       $2,051,368
          Gross Profit as % of Sales                        81%              82%
      Operating Expenses:
          Wages & Salaries                            $364,344         $616,262
          Selling, General and Admin                $2,255,283       $3,872,712
          Depreciation and Amortization                $46,459          $96,727
      Total Operating Expenses                      $2,666,086       $4,585,701
      Loss from Operations                         ($1,538,895)     ($2,534,333)
      Interest Expense                                ($35,012)        ($66,256)
          Provision for Income Taxes                        --               --
      Net Loss                                     $(1,573,907)     $(2,600,589)
      Loss per common share (basic and
      assuming dilution)                                ($0.02)          ($0.03)
      Weighted average common shares outstanding   $85,617,793      $81,781,930


      Sales



      Our net revenues from operations for the quarter ended June, 2005 were $1,383,328, ($2,510,740 for the six months ending June 30, 2005) and were generated predominately by sales to (approximate figures):



                                           Three months   Six months
                                           ------------   ----------
      U.S. based pharmaceutical outlets:       $944,000   $1,709,000
      Canadian based pharmaceutical outlets:   $344,000     $642,000
      Health products:                          $31,000      $66,000
      Grocery chains:                           $64,000      $93,000


      Cost of Sales and Gross Profit


      Cost of sales for our second quarter ending June 30, 2005, were $256,137, generating a percentage margin on sales of 81%, ($459,372 and 82% for the six months ending June 30, 2005). We anticipate normalized gross profit percentages to be between 70% and 80%, depending on the distribution mix of our revenue streams and related discounts. It should also be noted that the raw materials used in the production process are commodities and subsequently prices may vary significantly, depending upon prevalent market conditions.

      Selling, General and Administrative Expenses

      A summary of our Selling, General and Administrative costs is as follows:

      Stock-based compensation to consultants & professional advisors totaled $180,000 for the quarter ending June 30, 2005 ($250,350 for the six months ending June 30, 2005). Stock based compensation was granted to recruit and compensate legal advisors, marketing, business and development advisors.



      Cash based Selling, General and Administrative costs totaled $2,439,627 for the quarter ending June 30, 2005, ($4,238,624 for the six months ending June 30, 2005) and includes approximately:

      o $364,000 on payroll and related benefits ($616,000 for six months ending June 30, 2005)
      o $1,360,000 on advertising and product marketing ($1,946,000 for six months ending June 30, 2005)
      o $166,000 on Public and Investor relations ($338,000 for six months ending June 30, 2005)

      Other selling, general and administrative costs include legal expense, insurance, rent, travel, agent's fees and other office expenses.

      Depreciation and Amortization

      Depreciation & Amortization expenses of $46,459 were incurred during the quarter ended June 30, 2005 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition and subsequent office equipment purchases. Depreciation & Amortization expenses for the six months ending June 30, 2005 totaled $96,727.

      Interest Expense

      Interest expenses of $35,012 were incurred during the quarter ending June 30,2005, and $66,256 for the six months ending June 30, 2005. This relates to interest paid on promissory notes and redeemable debentures. Interest expense for the corresponding 2004 periods was zero.

Year Ended December 31, 2004 Compared with the Year Ended December 31, 2003

      Swiss Medica began generating revenues in the third quarter of 2003, totaling $104,091 for the third and fourth quarters. Prior to June 2003, we had no active operations.


      The following is a summary of financial information for the years ended December 31, 2004 and 2003:


                                       Years ending         Years ending
                                     December 31, 2004    December 31, 2003
                                     -----------------    -----------------
      Net Sales:                              $626,569             $104,091
      Gross Profit                            $506,771              $87,100
      Cost of Sales:                          $119,798              $16,991
      Gross Profit as % of Sales                  80.9%                83.7%
      Operating expenses:
      Research & Development
      expenses:                                 $2,602           $3,725,826
      Marketing & Promotions*               $1,730,109              $99,947
      General & administrative
      expenses*                             $5,823,633          $10,120,420
      Depreciation & amortization:            $195,732             $122,157
      Total operating expenses:             $7,752,076          $14,068,350
      Loss from operations:                 $7,245,305          $13,981,250
      Interest expense:                         $5,567               $7,250
      Net loss:                             $7,250,872          $13,988,500
      Loss per Common Share:                     $0.14                $0.88

* Stock & Warrant based compensation to Consultants, Professional Advisors, Directors and Officers, totaled $2,952,806 for the year ending December 31, 2004 and $9,733,431 for the year ending December 31, 2003

      Sales

      Our revenues from operations for the years ended December 31, 2004 and 2003 were $626,569 and $104,09, respectively and for the year ending December 31, 2004, sales were generated predominately from a major Canadian retail pharmacy totaling approximately $445,000. We allowed a provision of $12,763 to cover discounts.

      Cost of Sales and Gross Profit

      Our 2004 cost of sales of $119,798, generated a percentage margin on sales of 80.9%. We anticipate 2005 gross profit percentages to be between 70% and 80%, depending on the distribution mix of our revenue. It should be noted that the raw materials used in the O24 product formulation are all commodities and prices may vary significantly, causing fluctuations in our profit margins.

      Research and Development

      $2,601 was expended on research and development during 2004, and $3,725,826 during the fiscal year ending December 31, 2003. 2003 expenses incurred were primarily related to the acquisition of the bioscience intangible assets acquired from General Cosmetics Corporation, and were written off during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures. We do not anticipate any major research and development costs during fiscal year ending December 31, 2005. We do not expect the acquisition of ADBSI to contribute significantly to our research and developement expenses.

      Selling, General and Administrative Expenses

      A summary of our Selling, General and Administrative costs is as follows:

      Stock based compensation to Consultants, Professional Advisors, Directors and Officers, totaled $2,665,306 ($9,689,371 for 2003), and an additional $287,500 stock warrants were issued in exchange for services (44,060 for 2003). Stock based compensation was granted to recruit and compensate executives, directors, legal advisors, marketing, promotion, business and development advisors.

      Cash based compensation was paid to our staff of thirteen full-time and one part time employees, consulting fees for outside directors, legal advisors and marketing consultants.

      Other selling, general and administrative costs include consulting fees, insurance, finance fees, travel, rent and other office expenses relating to three offices.

      We do not expect the acquisition of ADBSI to contribute significantly to our research and development expenses.

      Depreciation and Amortization

      Depreciation and Amortization expenses of $195,451 were incurred during the year ending December 31, 2004 to amortize the tangible and intangible assets acquired from the General Cosmetics Corporation acquisition, and $281 to amortize the tangible assets in our Dallas office.

      Interest Expense

      Interest expenses of $5,567 were incurred during the year ending December 31, 2004 and relate to interest paid on promissory notes and redeemable debentures.

Liquidity And Capital Resources

As of June 30, 2005, our current assets exceed current liabilities in the amount of $1.7 million. As a result of our operating losses incurred during the second quarter of 2005, we generated a cash flow deficit from operating activities of $1.9 million and $4.7 million for the six months ending June 30, 2005. During this six month period we invested an additional $1.2 million in finished goods and raw materials inventory to meet projected demand. Trade accounts receivable increased 1.1 million and incurred additional $500,000 in prepaid expenses and deposits. In January of 2005, we used $500,000 to redeem and terminate Convertible notes payable to Highgate House, LP and Montgomery Equity Partners, LP. We used $162,070 in connection with investing activities in the first half of 2005, $96,637 relating to the acquisition of Anti-Depression Biohealth Solutions, Inc. We met our cash requirements primarily through the private placement of $3,323,450, gross proceeds of common stock which closed during the first quarter of 2005, and $87,500 which closed during the second quarter of 2005. Net proceeds from issuing notes payable was approximately $850,000 during the six months ended June 30, 2005.

In June of 2005, we terminated the Security agreement entered into with Strategic Equity Corp. ("Strategic Equity") in December of 2004, and entered into a new Security agreement with Strategic Equity for the sum of 660,000 CAD (approximately $534,600) of new loans. The promissory notes bear interest at 24%, payable monthly with maturity dates of December 5, 2005. The promissory notes are secured by the Company's trade Accounts Receivable.

In June of 2005 we entered into a Security agreement with Double U Master Fund for the sum of $560,000. The promissory notes bear interest at 15%, payable monthly with maturity dates of December 20, 2005. The promissory notes are secured by the Company's inventory and trade Accounts Receivable.

In June of 2005 we entered into two Security agreements for the sum of $50,000 each. The promissory notes bear interest at 15%, payable monthly with maturity dates in June 2006.

      As of December 31, 2004, we had a working capital deficit of $210,060, and as a result of our operating losses in 2004, we generated a cash flow deficit of $3,079,443 from operating activities. We used no cash flows in connection with investing activities in 2004, and met our cash requirements through the private placement of:

      o     19,490,000 shares of common stock generating $2,886,500;
      o 4,673,750 shares of common stock in exchange for warrants exercised, generating $1,112,188;
      o     convertible debentures of $500,000*; and
      o     promissory note advances of $342,000 from a secured, third party.

      *Pursuant to the termination agreement, the Company redeemed the convertible debentures in January of 2005.

      During the first quarter of 2005, we have generated $3,323,000 gross proceeds from the exercise of 12,900,250 warrants by certain of our investors .

We will be seeking to continue funding our operations through

      o debt instruments: we are currently seeking debt financing in order to provide the necessary working capital to fund our ongoing operations, including a Bank operating line of credit secured by trade accounts receivable.
      o     The continued exercise of warrants to purchase common shares.
      o     additional sales of our equity and/or debt securities, if necessary.
      o     and/or shareholder loans.

There is no guarantee that we will be successful in completing these contemplated financings, nor can we assure you that we will be successful in obtaining any additional financing should it be required. If we cannot secure additional financing when needed, we may be required to cease operations.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits through the next twelve months . However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

Our independent certified public accountants have stated in their report, which is included with our audited financial statements in the Form 10KSB for the year ended December 31, 2004, that we have incurred operating losses in the last two years and that we are dependent on management's ability to raise capital and develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

      In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

      On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.



In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

      The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

Off-Balance Sheet Arrangements

      The Company does not have any off-balance sheet arrangements.

                             Description of Property

      We currently lease three offices, including our 1,800 square foot corporate headquarters located at 53 Yonge Street, 3rd Floor, Toronto, Ontario, and our West Coast office located at 890, 789 West Pender Street, Vancouver, British Columbia, which houses our sales operations. We lease these offices at market rates and our leases began on July 1, 2003 and June 25, 2003 respectively. We have not renewed the lease for 53 Yonge St, but pay on a monthly basis with a condition to provide three months termination notice. We have renewed the lease at 789 West Pender Street, which will continue until June 30, 2006, with an option to renew for an additional five years. We also lease office space in Dallas, Texas on a month to month basis, which we expect will suffice for the next year.

      We also have warehouse and logistic facilities in Toronto, Ontario and Richmond, British Columbia through our partnership with Mayfield Solutions Inc. In addition, we have access to a logistics facility and warehouse in Arlington, Texas, which is adequate for our current operations, and management believes will continue to be adequate through the initial lease term which is open ended. Management is currently investigating the possibility of outsourcing its inventory and logistics operations in the U.S. to more efficiently handle anticipated growth.

      We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

                 Certain Relationships and Related Transactions


      In March 2003, a total of 2,000,000 shares of Class A common restricted stock and 2,000,000 shares of Class B common stock were issued to a shareholder in exchange for a total of $746,285 of previously incurred debt. All outstanding balances of due to shareholders were paid in full as of December 31, 2003.

      The Company has entered into an arrangement with Mr. Kilambi as the sole holder in which each share of Class B Common Stock may be converted into five
(5) shares of Class A Common Stock upon the occurrence of certain events.

            Market For Common Equity and Related Stockholder Matters

Market Information

      Our common stock is not listed on any national stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "SWME." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.



                                                                  High      Low
                                                                 ------   ------
Quarter Ended 2003

    March 31, 2003............................................    $1.07    $0.70
    June 30, 2003.............................................    $1.01    $0.52
    September 30, 2003........................................    $0.68    $0.15
    December 31, 2003.........................................    $0.53    $0.14

Quarter Ended 2004
    March 31, 2004............................................    $0.39    $0.17
    June 30, 2004.............................................    $0.40   $0.105
    September 30, 2004........................................   $0.145   $0.065
    December 31, 2004.........................................   $0.381    $0.08

Quarter Ended 2005
    March 31, 2005............................................    $0.46    $0.25
    June 30, 2005.............................................    $0.35    $0.22

      These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of August 19, 2005, there were 2,705 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

Dividends

      We have never paid any dividends on the common stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

Equity Compensation Plan Information

2003 EQUITY INCENTIVE PLAN

      Our Board of Directors has approved the Swiss Medica, Inc. 2003 Equity Incentive Plan which permits us to grant, for a ten year period, stock awards, stock bonuses and stock options. We had originally reserved 4,500,000 shares of our Class A Common Stock for issuance to our directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. As the administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select persons to whom stock awards, bonuses or options will be granted, to designate the number of shares to be covered by each option or stock award, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock award. Options granted under the Plan will not have a term that exceeds ten years from date of grant. The Company issued a total of 1,068,902 shares under the Plan in March 2004. In January 2005 the Company granted an additional 3,431,098 options under the plan, which vested as of July 1, 2005. As of August 17, 2005, we have granted stock awards and bonuses totaling 4,500,000 shares of our Class A Common Stock under the Plan.

2003 CONSULTANT STOCK PLAN

      Our Board of Directors has also approved the 2003 Consultant Stock Plan which permits us to grant, for a ten year period, stock issuances subject to vesting provisions, or "unvested stock" or stock awards without such restrictions. We had originally reserved 6,000,000 shares of our Class A Common Stock for issuance to consultants under the Consultant Plan. The Consultant Plan is administered by the Board of Directors. As the administrator of the Consultant Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Consultant Plan, to select persons to whom stock awards or unvested stock will be granted, to designate the number of shares to be covered by each stock issuance, to specify the type of consideration to be paid, and to establish all other terms and conditions of each stock issuance. As of December 31, 2004, we granted a total of 6,000,000 shares of our Class A Common Stock under the Consultant Plan.

      No stock options were granted or exercised during the last completed fiscal year by each of the executive officers and our directors. Stock awards under the Plans were issued to Mr. Kilambi, and Mr. Springer in 2003.

      The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.

                      Equity Compensation Plan Information



                                         Number of securities to     Weighted-average
                                         be issued upon exercise     exercise price of     Number of securities
                                         of outstanding options,   outstanding options,    remaining available
Plan Category                              warrants and rights      warrants and rights    for future issuance
--------------------------------------   -----------------------   ---------------------   --------------------
Equity Compensation Plans approved by
security holders.                                              0                     N/A                      0

Equity Compensation Plans not approved
by security holders.                                   3,818,598                   $0.14                      0

                                 Total                 3,818,598                   $0.14                      0



                             Executive Compensation

Summary of Compensation

      The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2004, 2003 and 2002. The following table summarizes all compensation for fiscal years 2004, 2003 and 2002 received by our Chief Executive Officer or President, and all officers who earned more than $120,000 in fiscal year 2004.

                           Summary Compensation Table


                     Annual Compensation                                           Long-Term Compensation
                     -------------------                                           ----------------------

                                                                                   Awards                    Payouts
                                                                                   ------                    -------

                                                     Other           Restricted    Securities
                                                     Annual          Stock         Underlying     LTIP       All Other
Name and             Fiscal   Salary      Bonus      Compensation    Award(s)      Options/SARs   Payouts    Compensation
Principal Position   Year     ($)          ($)       ($)(1)          ($)           (#)            ($)        ($)
------------------   ------   -------   ----------   -------------   -----------   ------------   --------   -------------

Raghunath Kilambi      2004   $46,000      $30,000   $   26,000(2)                                      --              --
Chief Executive        2003    51,233                $1,000,000(1)            --             --
Officer                2002                     --             --

Grant Johnson          2004   $72,000                $  111,800               --             --
President,Chief        2003    47,289           --   $  400,000(1)                           --         --
Operating Officer      2002                     --             --                            --         --              --
and Director

Robert Kubbernus       2004                     --                            --                        --              --
former President       2003        $0           --             --             --                        --              --
and Director           2002                                    --             --             --                         --


--------------------------------------------------------------------------------


(1) Includes stock awards as signing bonuses of 1,250,000 shares of Class A Common Stock issued to Mr. Kilambi; 500,000 shares of Class A Common Stock issued to Mr. Johnson at the time of issuance.

(2) Includes stock awards of 154,762 shares of Class A Common Stock issued to Mr. Kilambi, issued in lieu of salary which were issued with a fair market value of $0.168 per share at the time of issuance..


Options/SAR Grants in Last Fiscal Year

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:



--------------------------------------------------------------------------------------------------
                                   OPTION/SAR GRANTS FOR LAST
                                FISCAL YEAR-INDIVIDUAL GRANTS(1)
--------------------------------------------------------------------------------------------------
                     Number of
                     Securities         % of Total
                     Underlying    Options/SARs Granted
                    Options/SARs     to Employees in
Name                Granted (#)        Fiscal Year         Exercise Price ($/sh)   Expiration Date
-----------------   ------------   --------------------    ---------------------   ---------------
Raghunath Kilambi        880,000                   26.0%        $0.10/share         May 29, 2008

Grant Johnson            880,000                   26.0%        $0.10/share         May 29, 2008

 Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table (1)



                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                            Options/SARs          Options/SARs
                                                                            at FY-End (#)        at FY-End ($)(2)
                             Shares Acquired      Value Realized(1)       Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Raghunath Kilambi                  -0-                   -0-                0/880,000            $0/$118,000

Grant Johnson                      -0                    -0-                0/880,000            $0/$118,000
-------------------------- -------------------- ---------------------- ---------------------- ----------------------



(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised.


(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.


Long-Term Incentive Plan Awards ("LTIP") Table

      The Company does not currently have any LTIP.


Employment Agreements, Termination of Employment and Change-in-Control Arrangements

      We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.


Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

      There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last fiscal years.

                           Reports to Security Holders

      We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes within us, changes in beneficial ownership of officers and director, or significant shareholders. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       Where You Can Find More Information

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

      This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

      No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                               SWISS MEDICA, INC.

                                   PROSPECTUS

                        52,523,750 Shares of Common Stock

                                  June 21, 2004

      No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

      The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     Part II

Item 24. Indemnification of Directors and Officers.


      (a) Section 145 of the Delaware General Corporation Law provides that:

      Sec.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

            (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

            (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

            (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

      Sec. 102. CERTIFICATE OF INCORPORATION; CONTENTS

            (1) The certificate of incorporation shall set forth:

            (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

                  (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of ss. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

            (c) Article Nine of Registrant's Certificate of Incorporation provides:

      No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

Item 25. Other Expenses of Issuance and Distribution.

      The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:



                                                                     Amount
                                                                  -----------
      SEC Filing Fee.......................................        $ 1,910.36
      Blue Sky Fees and Expenses...........................         10,000.00*
      Legal Fees...........................................         50,000.00*
      Accounting Fees and Expenses.........................         40,000.00*
      Miscellaneous........................................         20,000.00*
                                                                  -----------
               Total.......................................       $121,910.36



      *Estimates


Item 26. Recent Sales of Unregistered Securities.

      During the first quarter of 2003, we issued an aggregate of 2,122,000 shares of Class A Common Stock to consultants for services in the amount of $1,513,500. On March 31, 2003 we fully repaid our loans due Madison Family Trust, which one of our directors, Mr. Robert Kubbernus, serves as a Trustee. As of March 31, 2002, total amount due Madison Family Trust was $597,246. The loan was fully repaid with our Class A Common Stock on March 31, 2003. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we fully repaid our loans due Bankton Financial, a company in which one of our directors, Mr. Kubbernus, serves as a Director. As of March 31, 2003, total amount due Bankton Financial was $149,550. The loan was fully repaid with a combination of our Class A Common Stock on March 31, 2003, and the transfer of the shares of Global Mobility Inc., to Bankton Financial. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we fully repaid our loans due Mr. Kubbernus, who is a director. As of March 31, 2003, total amount due Mr. Kubbernus was $20,000. The loan was fully repaid with its Class B common stock on March 31, 2003. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      On March 31, 2003 we entered into an Agreement of Purchase and Sale with General Cosmetics Corporation whereby we agreed to issue shares of our Class A common stock in exchange for certain assets belonging to General Cosmetics Corporation. This transaction closed on May 16, 2003 and we have issued to General Cosmetics Corporation, 6,750,000 shares of our common stock, subject to adjustment pursuant to the terms of the March 31, 2003 Agreement of Purchase and Sale. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In June 2003 we agreed to issue 1,012,124 shares of our restricted Common Stock to five investors in exchange for a total investment of $253,031 or $0.25 per share. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933, inasmuch as the offer and sales occurred outside of the United States.

      During the quarter ended June 30, 2003 we issued 5,550,001 shares of our Class A Common Stock to various individuals and corporations in exchange for management services, consulting services and services rendered by members of our Board of Directors. The total value of the services we received was $2,204,000. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      During the quarter ended September 30, 2003 we agreed to issue 272,400 shares of our restricted Common Stock to four investors in exchange for a total investment of $68,100 or $0.25 per share. The transaction was exempt from registration pursuant to Regulation S of the Securities Act of 1933, inasmuch as the offer and sales occurred outside of the United States.

      During the quarter ended September 30, 2003 we issued 1,240,824 shares of our Common Stock to various individuals and corporations in exchange for management services and consulting services. The total value of the services we received was $252,156. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

      In October 2003 we issued 150,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants. We also issued 125,000 restricted Class A Common Shares at $0.20 per share to certain investors for cash net of costs and fees. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In November 2003 we issued 200,000 restricted Class A Common Shares at approximately $0.20 per share for services rendered to certain consultants. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In December 2003 we issued 800,000 restricted Class A Common Shares at approximately $0.18 per share for services rendered to certain consultants. We also issued 319,275 restricted Class A Common Shares for cash, to certain investors net of costs and fees. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      We also granted warrants to certain consultants to purchase 100,000 Class A Common Shares at $0.75 per share and another 100,000 shares at $0.45 per share on December 1, 2003 in exchange for services rendered. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In February 2004, we issued 3,865,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to certain investors. We also issued 300,000 shares of Class A Common Stock and warrants to purchase 3,865,000 shares of Class A Common Stock at $0.25 per share to a consultant. The securities were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933.

      In March 2004, we issued 15,625,000 shares of Class A Common Stock and warrants to purchase 7,812,500 shares of common stock at $0.25 per share, and 7,812,500 shares of Class A Common Stock at $0.30 per share, and 7,812,500 shares of Class A Common Stock at $0.40 per share. We also issued a warrant to purchase 1,562,500 shares of Class A Common Stock at $0.16 per share. We also issued 187,500 shares of Class A Common Stock and warrants to purchase 93,750 shares of common stock at $0.25 per share, and 93,750 shares of Class A Common Stock at $0.30 per share, and 93,750 shares of Class A Common Stock at $0.40 per share to our legal counsel, Richardson & Patel LLP for legal services provided. We also issued warrants to purchase 1,500,000 shares at $0.25 per share to certain investors for waiving contractual preemptive rights to purchase common stock. The securities were issued in reliance upon the exemption provided in
Section 4(2) of the Securities Act of 1933.

      In May 2004 we issued 600,000 shares of Class A Common Stock in exchange for various consulting services.

      During the quarter ended June 30, 2004 we issued 4,167,542 shares of our Common Stock to various individuals and corporations in exchange for consulting services.

      During the quarter ended September 30, 2004 we issued 2,350,000 shares of our Common Stock to various individuals and corporations in exchange for consulting services. The total value of the services we received in conjunction with the issuance of the 2,350,000 shares of our Common Stock was $211,500.

      In October 2004 we issued 575,714 shares of our Class A Common Stock for services rendered by certain consultants and officers.

      During the December 2004 and through March 2005, the Company raised $3,232,000 of gross proceeds through the exercise of 12,900,250 warrants by certain investors of the Company. The investors exercised 937,500 warrants at a price of $0.16 per share, 8,307,500 warrants at a price of $0.25 per share and 3,655,250 warrants at a price of $0.30.

      The Company granted warrants to certain lenders to purchase 500,000 shares of our Class A Common Stock at $0.40 per share and another 350,000 shares at $0.42 per share on December 23, 2004 and December 6, 2004, respectively.

      On December 30, 2004, we issued to an investor 129,033 shares of our Class A Common Stock as a commitment fee in the amount of $40,000 under a now-terminated Standby Equity Distribution Agreement. On December 30, 2004, we issued 32,259 shares of our Class A Common Stock as a placement agent fee under a now-terminated Standby Equity Distribution Agreement.

      On January 21, 2005, we issued 250,000 shares of our Common Stock in consideration for terminating a securities purchase agreement.

      On February 10, 2005, we issued 600,000 shares of our Common Stock to consultants for investor relations services.

      On February 10, 2005, we issued 300,000 shares of our Common Stock to a consultant for investor relations services.

      On February 10, 2005, we issued 750,000 shares of our Common Stock in exchange for investor relations services.

      On March 31, 2005, in connection with the acquisition of ADBSI, we issued 2,105,263 unregistered shares of our Common Stock.

      On June 5, 2005, we issued 100,000 shares of our Common Stock in connection with the purchase of debt securities.

      On July 27, 2005, we issued warrants to purchase 500,000 shares of our Common Stock at $0.40 per share in consideration for the purchase of debt securities.

      Unless otherwise specified above, the Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.


Item 27. Exhibits.

2.1          Agreement for Purchase and Sale of Stock between Goldcrown Holdings
             Ltd. and Oxford Capital Group dated as of January 10, 2000. (1)
2.2          Agreement for Purchase and Sale of Stock between Bodet Ltd. and
             Oxford Capital Group dated as of January 10, 2000. (1)
2.3          Acquisition Agreement between Associated Medical Devices, Inc. and
             Euro American Business Group, Inc. dated July 1, 1999.(2)
2.4          Agreement and Plan of Merger of Yournet, Inc. with and into Global
             Path Incorporated dated June 25, 2001.(3)
2.5          Asset Purchase Agreement dated as of March 31, 2003, by and among
             Global Path Incorporated, Swiss Medica, Inc, General Cosmetics
             Corporation, and the shareholder of General Cosmetics named therein. (4)
3.1          Certifificate of Incorporation of the Company, as amended (3)
3.2          Bylaws of the Company (5)
3.3          Amendment No. 1 to Bylaws (12)
3.4          Code of Business Conduct and Ethics
4.1          Registration Rights Agreement by and among the Registrant and
             Platinum Partners Global Macro Fund L.P. ("Platinum") and Fennmore
             Holdings ("Fennmore") dated February 19, 2004 (5)
5            Opinion regarding legality from Richardson & Patel LLP (12)
10.1         2003 Equity Incentive Plan (6)
10.2         2003 Consultant Stock Plan (7)
10.3         2002 Amended and Restated Stock Option, Stock Warrant and Stock
             Award Plan (8)
10.4         2001 Employees Stock Incentive Plan (9)
10.5         2001 Director and Officer Stock Option and Stock Award Plan (9)
10.6         Lease Agreement between Paul Miller and Swiss Medica, Inc. for the premises at 53 Yonge Street, Third Floor Toronto, Canada, M5E 1J3
             dated as of July 1, 2003. (5)
10.7         Securities Purchase Agreement by and among the Registrant and
             Platinum and Fennmore dated February 18, 2004 (5)
10.8         Form of Warrant granted to Platinum and Fennmore in connection with
             Securities Purchase Agreement on February 18, 2004. (5)
10.9         Subscription Agreement by and among the Registrant and the subscribers identified on the signature page dated March 31, 2004
             (11)
10.10        Form of Common Stock Purchase Warrant A granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)
10.11        Form of Common Stock Purchase Warrant B granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)
10.12        Form of Common Stock Purchase Warrant C granted to such subscribers in connection with Subscription Agreement on March 31, 2004. (11)
10.13(14)    Securities Purchase Agreement with Highgate House, Ltd. and
             Montgomery Equity Partners, Ltd. dated December 23, 2004
10.14(15)    Termination Agreement with Highgate House, Ltd. and Montgomery
             Equity Partners, Ltd. dated January 19, 2005, terminating the
             Securities Purchase Agreement dated December 23, 2004
10.15(15)    Warrant issued to Highgate House, Ltd. and Montgomery Equity
             Partners, Ltd., dated January 19, 2005
10.16(14)    Standby Equity Distribution Agreement dated December 23, 2004 with
             Cornell Capital Partners, LP
10.17(15)    Placement Agent Agreement with Sloan Securities Corporation dated
             December 23, 2004 and terminated on January 19, 2005

10.18(15)    Termination Agreement with Cornell Capital Partners, LP dated
             January 19, 2005, terminating the Standby Equity Distribution
             Agreement dated December 23, 2004
10.19(13)    Warrant to Purchase Series A Common Stock of Swiss Medica, Inc.
             issued to Strategic Equity Corp. dated December 6, 2004
10.20(13)    Note and Purchase Warrant Agreement between Swiss Medica, Inc. and
             Strategic Equity Corp. dated December 6, 2004
10.21(13)    Note and Purchase Warrant Agreement Amendment between Swiss Medica,
             Inc. and Strategic Equity Corp. effective as of December 7, 2004
10.22(13)    Security Agreement between Swiss Medica, Inc. and Strategic Equity
             Corp. dated December 6, 2004
10.23(13)    Security Agreement Amendment between Swiss Medica, Inc. and
             Strategic Equity Corp. dated December 7, 2004
10.24(13)    Secured Promissory Note issued to Strategic Equity Corp., dated
             December 6, 2004
10.25(13)    Secured Promissory Note issued to Strategic Equity Corp. dated
             December 6, 2004
10.26(13)    Secured Promissory Note issued to Strategic Equity Corp., dated
             January 3, 2005
10.26(16)    Class B Common Stock Conversion Agreement dated June 27, 2005 by the Registrant and Raghunath Kilambi
10.27(17)    Subscription Agreement dated as of June 20, 2005 by and between the
             Registrant and Double U Master Fund, LP ("Double U")
10.28(17)    Form of Secured Note issued to Double U on June 20, 2005
10.29(17)    Form of Warrant granted to Double U on June 20, 2005
10.30(17)    Security Agreement dated as of by and between the Registrant and
             Double U
10.31(18)    Note Purchase Agreement between Swiss Medica, Inc. and Strategic
             Equity Corp. dated June 5, 2005
10.32(18)    Amendment No. 2 to Security Agreement between Swiss Medica, Inc.
             and Strategic Equity Corp. dated June 5, 2005
10.33(18)    Secured Promissory Note issued to Strategic Equity Corp. dated June
             5, 2005
23.1(18)     Consent of Russell Bedford Stefanou Mirchandani, LLP.
23.2          Consent of Richardson & Patel LLP (See Exhibit 5)


(1)   Incorporated by reference to the registrant's Form 8-K filed March 28,
      2000
(2)   Incorporated by reference to the registrant's Form 10-KSB filed April 14,
      2000
(3) Incorporated by reference to the registrant's Preliminary Proxy Statement filed June 26, 2001
(4) Incorporated by reference to the registrant's Form 10-QSB filed on August 20, 2003
(5) Incorporated by reference to the registrant's Form 10-KSB filed on March 30, 2004
(6) Incorporated by reference to the registrant's Form S-8 filed on November 28, 2003.
(7) Incorporated by reference to the registrant's Form S-8 filed on August 27, 2003.
(8) Incorporated by reference to the registrant's Amendment to Form S-8 filed on March 11,2002.
(9) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.
(10) Incorporated by reference to the registrant's Form S-8 filed on November 19, 2001.
(11)  Incorporated by reference to the registrant's Form8-K filed on April 2,
      2004.
(12) Incorporated by reference to the registrant's Registration Statement on Form SB-2 (No. 333-115539) filed on May 14, 2004.
(13)  Incorporated by reference from the Company's SB-2 filed on February 14,
      2005.
(14) Incorporated by reference from the Company's Form 8-K filed on December 29, 2004.
(15) Incorporated by reference from the Company's Form 8-K filed on January 20, 2005.
(16) Incorporated by reference to the registrant's Form 8-K filed on June 28, 2005.
(17)  Incorporated by reference to the registrant's Form 8-K filed on June 24,
      2005
(18)  Filed herewith.

ITEM 28. Undertakings.

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            iii. Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      5. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                               SWISS MEDICA, INC.

                               SWISS MEDICA, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                      PAGE


Report of Independent Registered Certified Public Accounting Firm      F-3
Financial Statements
        Balance Sheets at December 31, 2004 and 2003                   F-4
        Statements of Losses for the years ended
        December 31, 2004 and 2003                                     F-5
        Statements of Deficiency in Stockholders' Equity for the
        years ended December 31, 2004 and 2003                         F-6
        Statements of Cash Flows for the years ended
        December 31, 2004 and 2003                                     F-7
        Notes to Financial Statements                              F-8 - F-20

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Swiss Medica, Inc.
Toronto, Ontario

We have audited the balance sheets of Swiss Medica, Inc. (the "Company") as of December 31, 2004 and 2003 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N, the Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note N. The accompanying statements do not include any adjustments that might result from the outcome of this uncertainty.


                                     /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                     -------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP
                                        Certified Public Accountants
McLean, Virginia
February 23, 2005

                               SWISS MEDICA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003



                                                        2004            2003
                                                        ----            ----
ASSETS:
Cash and cash equivalents                          $  1,630,559    $      1,471
Accounts receivable, net of allowance for
  discounts of $12,763 and $18,364 at
  December 31, 2004 and December 31, 2003,
  respectively                                           60,412         103,017
Inventories (Note B)                                    616,585           8,057
Prepaid expenses and deposits                            75,498          86,310
                                                   ------------    ------------
Total current assets                                  2,383,054         198,855

Property and equipment:: (Note C and D)
Property and equipment:                                  54,382          48,751
Less: accumulated depreciation                           16,125           6,094
                                                   ------------    ------------
Total property and equipment                             38,257          42,657

Other assets: (Note C)

Intangible assets, net of accumulated amortization
  of $301,763 and $116,062 at December 31, 2004
  and December 31, 2003, respectively                   457,987         643,688
Other receivable                                         22,798              --
                                                   ------------    ------------
Total other assets                                      480,785         643,688

Total assets                                       $  2,902,096    $    885,200
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Cash disbursed in excess of available funds        $         --    $      3,102
Accounts payable and accrued liabilities (Note E)     1,751,114         184,585
Convertible Notes Payable (Note F)                      500,000              --
Notes payable (Note F)                                  342,000              --
Other advances (Note G)                                      --         126,527
                                                   ------------    ------------
Total current liabilities                             2,593,114         314,214

Commitments and contingencies (Note L)                       --              --

Stockholders' equity:
Preferred stock, par value $.001 per share;
  10,000,000 shares authorized; none
  issued at December 31, 2004 and December 31,
  2003 (Note H)                                              --              --
Class A Common stock, par value $ .001 per
  share; 100,000,000 shares authorized;
  66,493,654 and 26,962,530 shares issued
  at December 31, 2004 and December 31, 2003,
  respectively (Note H)                                  66,494          26,963
Class B Common stock, par value $.001 per
  share; 50,000,000 shares authorized;
  2,000,000 shares issued at December 31,
  2004 and December 31, 2003 (Note H)                     2,000           2,000
Additional paid-in capital                           26,628,844      19,679,507
Accumulated deficit                                 (26,388,356)    (19,137,484)
                                                   ------------    ------------
Total stockholders' equity                              308,982         570,986
                                                   ------------    ------------
Total liabilities and stockholders' equity         $  2,902,096    $    885,200
                                                   ============    ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                              STATEMENTS OF LOSSES
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                        2004            2003
                                                   ------------    ------------
Revenue:
Sales, net                                         $    626,569    $    104,091

Cost of Sales                                           119,798          16,991
                                                   ------------    ------------

Gross Profit                                            506,771          87,100

Operating Expenses:

Research and Development                                  2,602       3,725,826

Selling, General and Administrative expenses          7,553,742      10,220,367

Depreciation and Amortization (Note C and D)            195,732         122,157
                                                   ------------    ------------

Total Operating Expenses                              7,752,076      14,068,350

Loss from Operations                                 (7,245,305)    (13,981,250)

Interest Expense                                         (5,567)         (7,250)

Provision for Income Taxes                                   --              --
                                                   ------------    ------------

Net Loss                                           $ (7,250,872)   $(13,988,500)
                                                   ============    ============

Loss per common share (basic and assuming
  dilution) (Note K)                               $      (0.14)   $      (0.88)
                                                   ============    ============

Weighted average common shares outstanding           51,000,505      15,936,124
                                                   ============    ============


                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.

               STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                           Class A Common Stock    Class B Common Stock
                                         -----------------------  ---------------------    Additional
                                                                                            Paid-in      Accumulated
                                            Shares       Amount     Shares      Amount      Capital         Deficit        Total
                                         ------------  ---------  ----------  ---------   -----------   ------------   ------------
Balance at January 1, 2003                    278,180  $     278          --  $      --   $ 4,210,402   $ (5,148,984)  $   (938,304)
Common shares issued in exchange for
  services rendered                        15,999,431     15,999          --         --     9,673,372             --      9,689,371
Common shares issued in exchange for
  previously incurred debt                  2,000,000      2,000   2,000,000      2,000       762,285             --        766,285
Common shares issued in exchange for
  cash, net of costs and fees               1,773,919      1,774          --         --       431,673             --        433,447
Common shares issued in exchange for
  prepaid rent                                161,000        161          --         --        31,839             --         32,000
Common shares issued in connection with
  acquisition of General Cosmetics
Corp.'s assets (Note C)                     6,750,000      6,750          --         --     4,525,877             --      4,532,627
Warrants issued to consultants in
  exchange for services rendered (Note I)          --         --          --         --        44,060             --         44,060
Net loss                                           --         --          --         --            --    (13,988,500)   (13,988,500)
                                         ------------  ---------  ----------  ---------   -----------   ------------   ------------
BALANCE AT DECEMBER 31, 2003               26,962,530  $  26,963   2,000,000  $   2,000   $19,679,507   $(19,137,484)  $    570,986
                                         ============  =========  ==========  =========   ===========   ============   ============

Common shares issued in exchange for
  services rendered and prepaid expenses   15,325,504     15,325          --         --     2,679,981             --      2,695,306
Common shares issued in exchange for
  cash, net of costs and fees              19,490,000     19,490          --         --     2,867,010             --      2,886,500
Common shares issued in exchange for
  warrants exercised, net of costs and
  fees                                      4,673,750      4,674          --         --     1,107,514             --      1,112,188
Common shares issued in exchange for
  expenses paid by shareholders                41,870         42          --         --         7,332             --          7,374
Warrants issued to consultants in
  exchange for services rendered (Note I)          --         --          --         --       287,500             --        287,500
Net loss                                           --         --          --         --            --     (7,250,872)    (7,250,872)
                                         ------------  ---------  ----------  ---------   -----------   ------------   ------------
BALANCE AT DECEMBER 31, 2004               66,493,654  $  66,494   2,000,000  $   2,000   $26,628,844   $(26,388,356)  $    308,982
                                         ============  =========  ==========  =========   ===========   ============   ============

                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                                    2004             2003
                                                                                ------------    ------------
Cash flows from operating activities:
Net loss                                                                        $ (7,250,872)   $(13,988,500)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Provision for sales returns and allowances                                            (5,601)             --
Common stock issued in exchange for services rendered (Note H)                     2,665,306       9,689,371
Common stock issued in exchange for expenses paid by shareholders (Note H)             7,374
Common stock issued in exchange for research and development costs (Note C)               --       3,724,125
Stock warrants issued in exchange for services (Note I)                              287,500          44,060
Expenses prepaid in prior year                                                        85,393              --
Depreciation and amortization (Note C and D)                                         195,732         122,157
(Increase) decrease in accounts receivable                                            48,206        (103,017)
(Increase) decrease in inventories                                                  (608,528)         (8,057)
(Increase) decrease in deposits and other assets                                     (67,379)        (38,519)
Increase (decrease) in cash disbursed in excess of available funds                    (3,102)          3,102
Increase (decrease) in accounts payable and accrued liabilities                    1,566,528         (22,812)
                                                                                ------------    ------------
Net cash (used in) operating activities                                           (3,079,443)       (578,090)

Cash flows from investing activities:

Purchase of property and equipment (Note D)                                           (5,630)             --
                                                                                ------------    ------------

Net cash (used in) investing activities                                               (5,630)             --
Cash flows from financing activities:
Proceeds from related party advances                                                      --          19,489
Proceeds from notes payable (Note F)                                                 342,000              --
Proceeds from convertible debentures (Note F)                                        500,000              --
Proceeds from sale of common stock, net of costs (Note H)                          3,998,688         433,447
Proceeds from (repayments to) third party advances (Note G)                         (126,527)        126,527
                                                                                ------------    ------------
Net cash provided by investing activities                                          4,714,161         579,463

Net increase in cash and cash equivalents                                          1,629,088           1,373
Cash and cash equivalents at the beginning of the year                                 1,471              98
                                                                                ------------    ------------
Cash and cash equivalents at the end of the year                                $  1,630,559    $      1,471
                                                                                ============    ============

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                                           $         --    $         --
Taxes paid in cash                                                                        --              --
Issuance of common stock in exchange for services (Note H)                         2,665,306       9,689,371
Issuance of common stock in exchange for expenses paid by shareholders
  (Note H)                                                                             7,374              --
Issuance of Class B common stock in exchange for previously incurred debt
  (Note H)                                                                                --          20,000
Issuance of Class A common stock in exchange for previously incurred debt
  (Note H)                                                                                --         746,285
Common stock issued in exchange for research and development costs (Note C)               --       3,724,125
Common stock issued in exchange for prepaid rent (Note H)                                 --          32,000
Common stock issued in exchange for office equipment (Note C)                             --          48,751
Common stock issued in exchange for intangible assets (Note C)                            --         759,751
Common stock issued in exchange for prepaid service fees (Note H)                     30,000              --
Expenses pre-paid in prior year                                                       85,393              --
Issuance of stock warrants in exchange for services (Note I)                         287,500          44,060


                 See accompanying notes to financial statements

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.


Business Operations

Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.

Cash and Cash Equivalents


For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT


Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives of the assets.


LONG-LIVED ASSETS


The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.


INCOME TAXES


THE COMPANY HAS IMPLEMENTED THE PROVISIONS ON STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES" ("SFAS 109"). SFAS 109 REQUIRES THAT INCOME TAX ACCOUNTS BE COMPUTED USING THE LIABILITY METHOD. DEFERRED TAXES ARE DETERMINED BASED UPON THE ESTIMATED FUTURE TAX EFFECTS OF DIFFERENCES BETWEEN THE FINANCIAL REPORTING AND TAX REPORTING BASES OF ASSETS AND LIABILITIES GIVEN THE PROVISIONS OF CURRENTLY ENACTED TAX LAWS.


NET EARNINGS (LOSSES) PER COMMON SHARE


THE COMPANY COMPUTES EARNINGS (LOSSES) PER SHARE UNDER STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128, "EARNINGS PER SHARE" ("SFAS 128"). NET EARNINGS (LOSSES) PER COMMON SHARE IS COMPUTED BY DIVIDING NET INCOME (LOSS) BY THE WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND DILUTIVE COMMON STOCK EQUIVALENTS OUTSTANDING DURING THE YEAR. DILUTIVE COMMON STOCK EQUIVALENTS CONSIST OF SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE PREFERRED SHARES AND THE EXERCISE OF THE COMPANY'S STOCK OPTIONS AND WARRANTS (CALCULATED USING THE TREASURY STOCK METHOD).

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES


THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT CERTAIN REPORTED AMOUNTS AND DISCLOSURES. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.


REVENUE RECOGNITION


For revenue from product sales, the Company follows a policy of recognizing revenues as products are shipped. The THE COMPANY RECOGNIZES REVENUE IN ACCORDANCE WITH STAFF ACCOUNTING BULLETIN NO. 104, REVENUE RECOGNITION ("SAB104"), WHICH SUPERCEDED STAFF ACCOUNTING BULLETIN NO. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 REQUIRES THAT FOUR BASIC CRITERIA MUST BE MET BEFORE REVENUE CAN BE RECOGNIZED: (1) PERSUASIVE EVIDENCE OF AN ARRANGEMENT EXISTS; (2) DELIVERY HAS OCCURRED; (3) THE SELLING PRICE IS FIXED AND DETERMINABLE; AND (4) COLLECTIBILITY IS REASONABLY ASSURED. DETERMINATION OF CRITERIA (3) AND (4) ARE BASED ON MANAGEMENT'S JUDGMENTS REGARDING THE FIXED NATURE OF THE SELLING PRICES OF THE PRODUCTS DELIVERED AND THE COLLECTIBILITY OF THOSE AMOUNTS. PROVISIONS FOR DISCOUNTS AND REBATES TO CUSTOMERS, ESTIMATED RETURNS AND ALLOWANCES, AND OTHER ADJUSTMENTS ARE PROVIDED FOR IN THE SAME PERIOD THE RELATED SALES ARE RECORDED. THE COMPANY DEFERS ANY REVENUE FOR WHICH THE PRODUCT HAS NOT BEEN DELIVERED OR IS SUBJECT TO REFUND UNTIL SUCH TIME THAT THE COMPANY AND THE CUSTOMER JOINTLY DETERMINE THAT THE PRODUCT HAS BEEN DELIVERED OR NO REFUND WILL BE REQUIRED.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred advertising costs of $809,789 and $28,938 for the years ended December 31, 2004 and 2003, respectively.


RESEARCH AND DEVELOPMENT


The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs." Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures of $2,601 and $3,725,826 on research and product development for the years ended December 31, 2004 and 2003, respectively (Note C).


FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholder's equity. Foreign currency transaction gains and losses are included in the statement of operations.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $7,250,872 and $13,988,500 for the year ended December 31, 2004 and 2003, respectively. The Company's current liabilities exceeded its current assets by $210,060 as of December 31, 2004.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $12,763 and $18,364 at December 31, 2004 and 2003, respectively.


COMPREHENSIVE INCOME (LOSS)

The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.


Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2004.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information


Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.


New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


New Accounting Pronouncements (Continued)

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


RECLASSIFICATIONS


CERTAIN RECLASSIFICATIONS HAVE BEEN MADE IN PRIOR YEAR'S FINANCIAL STATEMENTS TO CONFORM TO CLASSIFICATIONS USED IN THE CURRENT YEAR.


NOTE B - INVENTORIES


Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of December 31, 2004 and 2003 are as follows:



                                         2004              2003
                                         ----              ----
      Raw Materials                   $   172,652       $   2,893
      Finished Goods                      443,933           5,164
                                      -----------       ---------
                                      $   616,585       $   8,057
                                      ===========       =========



NOTE C - ACQUISITION

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation.


In consideration for the acquisition of the tangible (see Note D) and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,627.


In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003 and are included in the accompanying statement of losses as research and development expenditures.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE C - ACQUISITION (Continued)

INTANGIBLE ASSETS

The cost to acquire the intangible assets has been preliminarily allocated to the assets acquired according to estimated fair values and is subject to adjustment when additional information concerning asset valuations is finalized.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

The intangible assets acquired and carrying value at December 31, 2003 are:



                                     Gross                                         Weighted Average
                                   Carrying   Accumulated               Residual     Amortization
                                    Amount   Amortization     Net         Value     Period (Years)
                                  ---------   ---------    ---------   ---------   ----------------
Amortizable Intangible Assets:
Patents                           $ 563,250   $ (70,406)   $ 492,844   $      --          5.0
Customer Mailing Lists               30,000      (3,750)      26,250          --          5.0
Trademarks                           45,000      (5,625)      39,375          --          5.0
Non-compete agreements              112,500     (35,156)      77,344          --          2.0
Other                                 9,000      (1,125)       7,875          --          5.0
                                  ---------   ---------    ---------   ---------       ------
Total                             $ 759,750   $(116,062)   $ 643,688   $      --          4.6
                                  =========   =========    =========   =========       ======



The intangible assets acquired and carrying value at December 31, 2004 are:



                                     Gross                                         Weighted Average
                                   Carrying   Accumulated               Residual     Amortization
                                    Amount   Amortization     Net         Value     Period (Years)
                                  ---------   ---------    ---------   ---------   ----------------
Amortizable Intangible Assets:
Patents                           $ 563,250   $(183,056)   $ 380,194   $      --          5.0
Customer Mailing Lists               30,000      (9,750)      20,250          --          5.0
Trademarks                           45,000     (14,625)      30,375          --          5.0
Non-compete agreements              112,500     (91,406)      21,094          --          2.0
Other                                 9,000      (2,925)       6,075          --          5.0
                                  ---------   ---------    ---------   ---------       ------
Total                             $ 759,750   $(301,762)   $ 457,988   $      --          4.6
                                  =========   =========    =========   =========       ======



Total amortization expense charged to operations for the year ended December 31, 2004 and 2003 were $185,701 and $116,063.

Estimated amortization expense as of December 31, 2004 is as follows:



      2005                      $ 150,544
      2006                        129,450
      2007                        129,450
      2008                         48,544
                                ---------
      Total                     $ 457,988
                                =========



NOTE D - PROPERTY AND EQUIPMENT

In connection with the acquisition of assets from General Cosmetics Corporation in May 2003, the Company's acquired a total of $48,751 of property and equipment (Note C). During the year ended December 31, 2004, the Company also acquired furniture and equipment for its new facilities in Texas. Property and equipment are depreciated over their estimated useful life of 5 years. Property and equipment at December 31, 2004 and 2003 consists of the following:



                                             2004               2003
                                             ----               ----
Office furniture and equipment            $  54,382          $  48,751
Accumulated depreciation                    (16,125)            (6,094)
                                          ---------          ---------
                                          $  38,257          $  42,657
                                          =========          =========



Depreciation expense included as a charge to operations amounted to $10,031 and $6,094 for the year ended December 31, 2004 and 2003, respectively.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2004 and 2003 are as follows:



                                          2004            2003
                                          ----            ----
      Accounts payable                 $  529,694      $ 86,122
      Other accrued expenses            1,191,420        98,463
      Litigation (Note L)                  30,000            --
                                       ----------      --------
        Total                          $1,751,114      $184,585
                                       ==========      ========



NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes Payable

On December 6 and 7, 2004, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $600,000 Canadian Dollar (CAD) of loans, in two equal installments of $300,000CAD with the first installment being delivered to the Company on or before December 7, 2004, and the second installment being delivered to the Company on or before January 3, 2005, and additional $105,000 USD of loan being delivered to the Company on or before December 7, 2004. Pursuant to the Agreement, the Company issued to Strategic Equity warrants to purchase an aggregate of 350,000 shares of the Company's Class A common stock at $0.42 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the warrant issue date.

As of December 31, 2004, the Company issued to Strategic Equity two promissory notes in the amount of $300,000 CAD (approximately $237,000 USD) and $105,000 USD, respectively. The promissory note in the amount of $300,000 CAD is monthly interest payable only at 24% per annum commencing January 5, 2005, with the maturity date on June 5, 2005. The promissory note in the amount of $105,000 USD is non-interest bearing, with $59,167 of principal due and payable on or before January 5, 2005, $9,167 on or before February 5, 2005, $9,167 on or before March 5, 2005, $9,167 on or before April 5, 2005, $9,167 on or before May 5, 2005, and
$9,165 on or before June 5, 2005. The promissory notes are secured by the Company's assets.

Subsequent to the date of financial statements, the Company received the second installment of $300,000 CAD and issued to Strategic Equity a promissory note in the amount of $300,000 CAD with the same repayment terms and arrangements as the $300,000 CAD of promissory note issued in December 2004.

Convertible Notes Payable

On December 23, 2004, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Highgate House, LP ("Highgate") and Montgomery Equity Partners, LP ("Montgomery"). Pursuant to the Securities Purchase Agreement, the Company shall issue convertible-redeemable debenture to Highgate and Montgomery in the original principal amount of $1,000,000. The debentures accrue interest at 7% per annum, with a maturity date of 210 days from the issuance ("Maturity Date"). Highgate and Montgomery delivered $500,000 to the Company as of December 31, 2004, and the remaining $500,000 shall be delivered to the Company within five days of the Company's filing of a registration statement related to the shares issueable upon conversion of the convertible debentures. The debentures may be redeemed by the Company at any time before the Maturity Date, in whole or in part. The redemption price equals to 125% of the amount redeemed plus accrued interest. The debentures are convertible at the holder's option, after 180 days from December 23, 2004, up to maturity at a conversion price equal to the lower of (i) $0.372 or (ii) 80% of the lowest closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE F - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable (Continued)

As of December 31, 2004, Highgate and Montgomery each received from the Company a promissory note in the amount of $250,000, and 250,000 warrants each to purchase the Company's common stock at the lower of (i) $0.248 or (ii) 80% of the closing bid price of common stock on the date the registration statement becomes effective. The warrants expire three years from December 23, 2004. As of December 31, 2004, the Company's management has approved to terminate the Securities Purchase Agreement with Highgate and Montgomery, and a Termination Agreement was entered into subsequent to the date of financial statements. Pursuant to the Termination Agreement, the Company redeemed the aggregate of $500,000 convertible debentures for $625,000 plus accrued interest in January 2005. Highgate and Montgomery still have the right to exercise the aggregate of 500,000 warrants, however, the exercise price of the warrants was re-priced to $0.40 per share. The Company agreed to issue an aggregate of 250,000 shares of its common stock to Highgate and Montgomery to compensate the increase in the exercise price of warrants issued

The Company accounted for the note payable and stock purchase rights in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14"). The conversion price exceeded the fair value of the company's common stock at the time the conversion option was granted and at December 31, 2004. Accordingly, there was no imbedded beneficial conversion feature in connection with the issuance of the convertible debentures. At December 31, 2004, the Company had accrued $125,000 of financing charges in connection with the redemption of the convertible debentures. The Company also has included in its accrued liabilities the 250,000 shares of common stock to be issued, valued at the fair market value of the Company's common stock at the date the management proved the Termination Agreement.

NOTE G - OTHER ADVANCES

During the year ended December 31, 2003, sophisticated investors of the Company advanced funds to the Company for working capital purposes. Total proceeds the Company received are $76,627, net of repayments. No formal repayment terms or arrangements exist. Additionally, the Company entered into an informal agreement with an investor whereby the investor advanced $50,000 of funds to the Company for working capital purposes, at interest rate of 18% per annum. No formal repayment terms or arrangements exist. Total advances from unrelated parties are $126,527 as of December 31, 2003. The Company has repaid in full the advances from investors during the year ended December 31, 2004.

NOTE H - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A common stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

As of December 31, 2004 and 2003, the Company has no preferred stock issued and outstanding. The Company has 66,493,654 and 26,962,530 shares of Class A common stock issued and outstanding at December 31, 2004 and 2003, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at December 31, 2004 and 2003.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE H - CAPITAL STOCK (CONTINUED)

For the year ended December 31, 2003, the Company issued an aggregate of 15,999,431 shares of Class A common stock to consultants for services rendered in the amount of $9,689,371. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 2,000,000 shares of Class A common stock and 2,000,000 shares of Class B common stock in exchange for $766,285 of previously incurred debt. Additionally, the Company issued an aggregate of 1,773,919 shares of Class A common stock in exchange for $433,447 of proceeds, net of costs and fees. The Company issued an aggregate of 161,000 shares in exchange for $32,000 of prepaid rent. The Company issued to General Cosmetics Corporation an aggregate of 6,750,000 shares of Class A common stock in connection with the acquisition of $48,751 of equipment, $759,751 of intangible assets, and $3,724,125 of research and development costs (Note C).

For the year ended December 31, 2004, the Company issued an aggregate of 15,325,504 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $2,665,306 and prepaid service fees of $30,000. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 19,490,000 shares of Class A common stock in exchange for $2,886,500 of proceeds, net of costs and fees. The Company issued an aggregate of 4,673,750 shares of Class A common stock in exchange for warrants exercised (Note I) at $0.16 to $0.25 per share for a total proceeds of $1,112,188, net of costs and fees.The Company issued an aggregate of 41,870 shares of Class A common stock in exchange for $7,374 of expenses paid by shareholders.

NOTE I - WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each warrant to purchase one share of the Company's Class A common stock.



             Warrants Outstanding                       Warrants Exercisable
             --------------------                       --------------------
                         Weighted
                         Average      Weighted
                        Remaining      Average
Exercise    Number     Contractual    Exercise       Number     Weighted Average
 Prices   Outstanding  Life (Years)     Price     Exercisable    Exercise Price
 ------   -----------  ------------     -----     -----------    --------------

$ 75.00        8,675       2.01       $   75.00         8,675       $   75.00
   0.75      100,000       0.91            0.75       100,000            0.75
   0.45      100,000       0.91            0.45       100,000            0.45
   0.16      937,500       2.25            0.16       937,500            0.16
   0.25    9,522,500       0.60            0.25     9,522,500            0.25
   0.30    7,906,250       2.25            0.30     7,906,250            0.30
   0.40    8,406,250       2.29            0.40     8,406,250            0.40
   0.42      350,000       4.93            0.42       350,000            0.42
         -----------      -----       ---------    ----------       ---------
          27,331,175       1.71       $    0.34    27,331,175       $    0.34
         ===========      =====       =========    ==========       =========

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE I - WARRANTS (CONTINUED)

Transactions involving warrants issued to non-employees are summarized as follows:



                                           Number of     Weighted Average
                                           Warrants      Price Per Share
                                          -----------    ----------------
Outstanding at December 31, 2002                8,675      $   75.00
   Granted                                    200,000           0.60
   Exercised                                       --             --
   Canceled or expired                             --             --
                                          -----------      ---------
Outstanding at December 31, 2003              208,675      $    3.69
                                          ===========      =========
   Granted                                 31,796,250           0.30
   Exercised (Note H)                      (4,673,750)          0.24
   Canceled or expired                             --             --
                                          -----------      ---------
Outstanding at December 31, 2004           27,331,175      $    0.34
                                          ===========      =========




The weighted-average fair value of warrants granted to non-employees during the years ended December 31, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:



                                                  2004               2003
                                                  ----               ----
Significant assumptions (weighted-average):
    Risk-free interest rate at grant date               1.25%        1.63%
    Expected stock price volatility                       33%          84%
    Expected dividend payout                               --           --
    Expected warrant life-years (a)           0.78 to 5 years      2 years




(a)The expected warrant life is based on contractual expiration dates.

The Company granted to note holders an aggregate of 850,000 non-compensatory warrants in connection with issuing promissory notes in December 2004 (Note F). The Company granted an aggregate of 2,143,750 and 200,000 compensatory warrants to an attorney and consultants in exchange for services during the year ended December 31, 2004 and 2003, respectively. The amount of the expense charged to operations in connection with granting the warrants was $287,500 and $44,060 for the year ended December 31, 2004 and 2003, respectively. The Company granted an aggregate of 28,802,500 non-compensatory warrants to investors in connection with its private placement during the year ended December 31, 2004. Those warrants had no intrinsic value at the time the warrants were granted.

NOTE J - INCOME TAXES

Statement of Financial Accounting Standards No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $26,300,000 which expires through 2024, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $9,200,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE J - INCOME TAXES (CONTINUED)

Components of deferred tax assets as of December 31, 2004 are as follows:

      Non current:
         Net operating loss carryforward       $  9,200,000

         Valuation allowance                     (9,200,000)
                                               ------------
         Net deferred tax asset                $         --
                                               ============



NOTE K - LOSSES PER COMMON SHARE


The following table presents the computation of basic and diluted loss per share:


                                                                2004              2003
                                                            -------------    --------------
Net loss available for common shareholders                  $  (7,250,872)   $  (13,988,500)
                                                            =============    ==============
Basic and fully diluted loss per share                      $       (0.14)   $        (0.88)
                                                            =============    ==============
Weighted average common shares outstanding, as adjusted        51,000,505        15,936,124
                                                            =============    ==============




NET LOSS PER SHARE IS BASED UPON THE WEIGHTED AVERAGE OF SHARES OF COMMON STOCK OUTSTANDING. IN NOVEMBER 2002 A ONE (1) FOR ONE HUNDRED (100) REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK WAS EFFECTED (SEE NOTE H). ACCORDINGLY, ALL HISTORICAL WEIGHTED AVERAGE SHARE AND PER SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT THE REVERSE STOCK SPLIT.

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office and warehouse facilities on a month-to-month basis in Dallas, Texas. Monthly rents under the lease are $400. The Company leases office space in Toronto, Canada on a quarterly basis at approximately $2,500 per month. The Company leases office space and warehouse facilities Vancouver, Canada, on a two-year lease expiring July 2006, at approximately $1,450 per month.

Rental expenses charged to operations during the year ended December 31, 2004 and 2003 were $54,667 and $22,222, respectively. Commitments for minimum rentals under non cancelable leases at December 31, 2004 are as follows:



      2005                               $  17,500
      2006                                  10,208
                                         ---------
      Total                              $  27,708
                                         =========




CONSULTING AGREEMENTS



The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE L - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION

During the year ended December 31, 2003, Gleiss Lutz Hootz ("Hootz"), a German law firm filed a complaint against the Company in a Canadian jurisdiction. The complaint alleges a breach of contract and is seeking for $24,496.41 EURO, or approximately $33,400, for legal service fees. During the year ended December 31, 2004, Hootz had offered $35,000 CAD (approximately $29,050) to settle the claim. The Company is still in process of negotiating the settlement, and had accrued $30,000 of liabilities at December 31, 2004 in connection with the claim.



The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - MAJOR CUSTOMERS AND VENDORS

Revenue from one (1) major customer, which accounted for greater than 10% of total sales, approximated $445,000 or 70% of sales for the year ended December 31, 2004, and $101,724 or 98% of sales for the year ended December 31, 2003.

Total purchases from five (5) major suppliers, each accounted for greater than 10% of total purchase, approximated $631,360 or 85% of purchases for the year ended December 31, 2004. Total accounts payable of $129,753, or 25% of total accounts payable was due to these five suppliers as of December 31, 2004. Total purchases from one (1) major supplier, which accounted for more than 10% of total purchase, approximated $11,167 or 43% of purchases for the year ended December 31, 2003. Total accounts payable of $3,329, or 4% of total accounts payable was due to this supplier as of December 31, 2003.

NOTE N - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2004 and 2003, the Company incurred losses of $7,250,872 and $13,988,500, respectively. The Company's current liabilities exceeded its current assets by $210,060 and the accumulated deficit amounted $26,388,356 as of December 31, 2004. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.


The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the strategic acquisition of businesses and continued business development, and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                               SWISS MEDICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE O - SUBSEQUENT EVENTS

Subsequent to the date of financial statements, the Company issued an aggregate of 12,900,250shares if its common stock in exchange for warrants exercised at $0.16 to $0.30 per share. Gross proceeds received in connection with the warrants exercised, total approximately $3,323,000.

                               SWISS MEDICA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                     June 30, 2005   December 31, 2004
                                                                     -------------   -----------------
                                                                      (Unaudited)
ASSETS:
Cash and cash equivalents                                            $    527,575      $  1,630,559
Accounts receivable, net of allowance for discounts of $12,120
and $12,763 at June 30, 2005 and December 31, 2004, respectively        1,198,082            60,412

Inventories (Note C)                                                    1,787,322           616,585

Prepaid expenses and deposits                                             483,601            75,497
                                                                     ------------      ------------
Total current assets                                                    3,996,580         2,383,053


Property and equipment:                                                   216,452            54,382
Less: accumulated depreciation                                             27,034            16,126
                                                                     ------------      ------------
Total property and equipment                                              189,418            38,256

Other assets:

Intangible assets, net of accumulated amortization of $387,581 and $301,762 at June 30, 2005 and December 31, 2004,
respectively (Note B)                                                     372,169           457,988
Prepaid and other                                                         148,546            22,798
Goodwill (Note B)                                                         500,000                --
                                                                     ------------      ------------
Total other assets                                                      1,020,715           480,786

Total assets                                                         $  5,206,713      $  2,902,095
                                                                     ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued liabilities (Note G)                    $  1,116,472      $  1,751,114
Convertible notes payable (Note D)                                             --           500,000
Notes payable, current portion (Note D)                                 1,194,600           342,000
                                                                     ------------      ------------
Total current liabilities                                               2,311,072         2,593,114

Accrued liabilities, long-term portion                                     14,549                --
Commitment and contingencies (Note I)                                          --                --

Stockholders' equity:

Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued at June 30, 2005 and December 31, 2004
(Note E)                                                                       --                --
Class A Common stock, par value $ .001 per share; 200,000,000 and 100,000,000 shares authorized at June 30, 2005 and December
31, 2004, respectively; 86,430,417 and 66,493,654 shares issued
at June 30, 2005 and December 31, 2004, respectively (Note E)              86,431            66,494
Class B Common stock, par value $.001 per share; 5,000,000 and
50,000,000 shares authorized at June 30, 2005 and December 31,
2004, respectively; 2,000,000 shares issued at June 30, 2005 and
December 31, 2004 (Note E)                                                  2,000             2,000

Additional paid-in capital                                             31,781,606        26,628,843

Accumulated deficit                                                   (28,988,945)      (26,388,356)
                                                                     ------------      ------------
Total stockholders' equity                                              2,881,092           308,981
Total liabilities and stockholders' equity                           $  5,206,713      $  2,902,095
                                                                     ============      ============



       See accompanying footnotes to the unaudited condensed consolidated financial information

                               SWISS MEDICA, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (UNAUDITED)



                                 For the three months ended June 30,    For the six months ended June 30,
                                      2005              2004                2005              2004
                                  ------------      ------------        ------------      ------------
Revenues, net                     $  1,383,328      $     23,595        $  2,510,740      $     29,664
Cost of Sales                          256,137             5,435             459,372             6,657
                                  ------------      ------------        ------------      ------------
Gross Profit                         1,127,191            18,160           2,051,368            23,007

Operating Expenses:
Selling, General and
Administrative                       2,619,627         1,443,284           4,488,974         3,619,766
Depreciation and Amortization           46,459            48,862              96,727            97,725
                                  ------------      ------------        ------------      ------------
Total Operating Expenses             2,666,086         1,492,146           4,585,701         3,717,491

Loss from Operations                (1,538,895)       (1,473,986)         (2,534,333)       (3,694,484)

Interest Expense, net                  (35,012)               --             (66,256)               --
Provision for Income Taxes                  --                --                  --                --
                                  ------------      ------------        ------------      ------------
Net Loss                          $ (1,573,907)     $ (1,473,986)       $ (2,600,589)     $ (3,694,484)
                                  ============      ============        ============      ============
Loss per common share (basic
and assuming dilution)            $      (0.02)     $      (0.03)       $      (0.03)     $      (0.09)
                                  ============      ============        ============      ============
Weighted average common
shares outstanding                  85,617,793        54,758,251          81,781,930        43,346,814
                                  ============      ============        ============      ============



       See accompanying footnotes to the unaudited condensed consolidated financial information

                               SWISS MEDICA, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                 For the six months ended June 30,
                                                                                      2005              2004
                                                                                   -----------       -----------
Cash flows from operating activities:
Net loss                                                                           $(2,600,589)      $(3,694,484)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Common stock issued in exchange for services rendered (Note E)                         250,350         2,042,098
Common stock issued in exchange for financing expense (Note D and E)                    35,900                --
Cancellation of common stock issued in prior year in connection
with acquisition of research and development costs (Note E)                           (167,500)               --
Common stock issued in exchange for expenses paid by shareholders                           --             7,374
Stock warrants issued in exchange for services (Note F)                                     --           287,500
Common stock issued in exchange for prepaid service fees                                    --            60,000
Amortization of prepaid service fees paid by common stock                                   --           (30,000)
Depreciation and amortization                                                           96,727            97,725
Expenses prepaid in prior period                                                        74,933            53,417
(Increase) in accounts receivable                                                   (1,137,670)          (20,490)
(Increase) in inventories                                                           (1,170,737)          (57,085)
(Increase) in deposits and other assets                                               (508,786)          (60,000)
(Decrease) in cash disbursed in excess of available funds                                   --            (3,102)
Increase in accounts payable and accrued liabilities                                   422,908            32,612
                                                                                   -----------       -----------
Net cash (used in) operating activities                                             (4,704,464)       (1,284,435)

Cash flows from investing activities:
Purchase of property and equipment                                                    (162,070)               --
                                                                                   -----------       -----------
Net cash (used in) investing activities                                               (162,070)               --

Cash flows from financing activities:
Proceeds from notes payable, net of repayments (Note D)                                852,600                --
Proceeds from sale of common stock, net of costs (Note E)                            3,410,950         2,886,500
Repayments of convertible debentures (Note D)                                         (500,000)               --
Repayments of third party advances                                                          --          (126,527)
                                                                                   -----------       -----------
Net cash provided by investing activities                                            3,763,550         2,759,973
Net increase (decrease) in cash and cash equivalents                                (1,102,984)        1,475,538
Cash and cash equivalents at the beginning of the period                             1,630,559             1,471
                                                                                   -----------       -----------
Cash and cash equivalents at the end of the period                                 $   527,575       $ 1,477,009
                                                                                   ===========       ===========


       See accompanying footnotes to the unaudited condensed consolidated financial information

                               SWISS MEDICA, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (UNAUDITED)



                                                                       For the six months ended June 30,
                                                                             2005             2004
                                                                         -----------      -----------
Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                                    $    66,256      $        --
Income taxes paid in cash                                                         --               --
Issuance of common stock in exchange for services (Note E)                   250,350        2,042,098
Common stock issued in exchange for financing expense (Note D and E)          35,900               --
Issuance of common stock in exchange for expenses paid by
shareholders                                                                      --            7,374
Cancellation of common stock issued in prior year in connection
with acquisition of research and development costs (Note E)                  167,500               --
Issuance of Class A common stock in exchange for previously
incurred debt (Note E)                                                     1,043,000               --
Issuance of stock warrants in exchange for services (Note F)                      --          287,500
Issuance of common stock in exchange for prepaid services fees                    --           60,000
Amortization of prepaid service fees paid by common
stock                                                                             --          (30,000)
Expenses prepaid in prior year                                                74,933           53,417
Acquisition of ADBSI (Note B):
  Assets acquired                                                            196,637               --
  Goodwill                                                                   500,000               --
  Common stock issued                                                       (600,000)              --
                                                                         -----------      -----------
  Net cash paid for acquisition                                          $    96,637      $        --
                                                                         ===========      ===========



       See accompanying footnotes to the unaudited condensed consolidated financial information

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General


The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the three and six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited financial statements should be read in conjunction with the December 31, 2004 financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB.

Business and Basis of Presentation


Swiss Medica, Inc., formerly Global Path Incorporated (the "Company") was reincorporated under the laws of the State of Delaware in September 2001. The Company is engaged in the business of marketing and distributing proprietary bioscience health products, with the focus on chronic ailments.

On March 31, 2005, the Company entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement") with Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK"). All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,673 in cash. As result of the closing under the Acquisition Agreement on March 31, 2005, ADBSI became a wholly-owned subsidiary of the Company (see Note B).

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Anti-Depression BioHealth Solutions, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and has adopted the interim disclosure provisions for its financial reports for the subsequent periods. The Company granted an aggregate of 3,431,098 stock options to employees and directors on January 25, 2005. The options are exercisable at $0.10 per share and shall fully vest over a two-year period as follows: one-half of the options shall vest after each anniversary of the Optionee's commencement of employment or consulting service, as applicable; provided that no stock options shall vest prior to July 25, 2005 (Note F).

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows:



                                                             For the three months ended          For the six months ended
                                                          --------------------------------    ---------------------------------
                                                                      June 30,                             June 30,
                                                              2005               2004             2005               2004
                                                          -------------      -------------    -------------      -------------
Net loss - as reported                                    $  (1,573,907)     $  (1,473,986)   $  (2,600,589)     $  (3,694,484)
Add: Total stock based employee  compensation expense
   as reported  under  intrinsic  value  method (APB
   No. 25)                                                           --                 --               --                 --
Deduct:  Total  stock  based  employee compensation
   expense as reported  under fair value based method
   (SFAS No. 123)                                                    --                 --               --                 --
                                                          -------------      -------------    -------------      -------------

Net loss - Pro Forma                                      $  (1,573,907)     $  (1,473,986)   $  (2,600,589)     $  (3,694,484)
                                                          =============      =============    =============      =============

Net loss  attributable  to common  stockholders - Pro
forma                                                     $  (1,573,907)     $  (1,473,986)   $  (2,600,589)     $  (3,694,484)
                                                          =============      =============    =============      =============
Basic  (and  assuming  dilution)  loss per share - as
reported                                                  $       (0.02)     $       (0.03)   $       (0.03)     $       (0.09)
                                                          =============      =============    =============      =============
Basic (and  assuming  dilution)  loss per share - Pro
forma                                                     $       (0.02)     $       (0.03)   $       (0.03)     $       (0.09)
                                                          =============      =============    =============      =============



On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company's consolidated financial statements.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Reclassification

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE B - BUSINESS COMBINATIONS

General Cosmetics Corporation.

On May 20, 2003 the Company acquired equipment, nine patented bioscience products and related intangible assets from General Cosmetics Corporation. In consideration for the acquisition of the tangible and intangible assets, the Company issued a total of 6,750,000 shares of restricted common stock. The stock that was issued in this transaction was valued at 85 percent of its average closing price ten days prior to and after May 21, 2003. The cost of the tangible and intangible assets acquired is the fair value of the Company's common stock issued of $4,532,627. In connection with the acquisition of the tangible and intangible assets, the Company acquired $3,724,125 of research and development assets which were charged to operations during the year ended December 31, 2003.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE B - BUSINESS COMBINATIONS (Continued)

General Cosmetics Corporation. (Continued)

The intangible assets acquired from General Cosmetics and carrying value at December 31, 2004 are:



                                       Gross                                                Weighted Average
                                     Carrying     Accumulated                   Residual      Amortization
                                      Amount     Amortization      Net           Value       Period (Years)
                                   ----------    ----------      ----------    ----------    --------------
Amortizable Intangible Assets:
Patents                            $  563,250    $ (183,056)     $  380,194    $       --               5.0
Customer Mailing Lists                 30,000        (9,750)         20,250            --               5.0
Trademarks                             45,000       (14,625)         30,375            --               5.0
Non-compete agreements                112,500       (91,406)         21,094            --               2.0
Other                                   9,000        (2,925)          6,075            --               5.0
                                   ----------    ----------      ----------    ----------    --------------
Total                              $  759,750    $ (301,762)     $  457,988    $       --               4.6
                                   ==========    ==========      ==========    ==========    ==============



The intangible assets acquired from General Cosmetics and carrying value at June 30, 2005 are:


                                      Gross                                                 Weighted Average
                                    Carrying     Accumulated                    Residual      Amortization
                                     Amount      Amortization       Net          Value       Period (Years)
                                   ----------    ----------      ----------    ----------    --------------
Amortizable Intangible Assets:
Patents                             $ 563,250     $(239,381)      $ 323,869     $      --               5.0
Customer Mailing Lists                 30,000       (12,750)         17,250            --               5.0
Trademarks                             45,000       (19,125)         25,875            --               5.0
Non-compete agreements                112,500      (112,500)             --            --               2.0
Other                                   9,000        (3,825)          5,175            --               5.0
                                   ----------    ----------      ----------    ----------   ---------------
Total                               $ 759,750     $(387,581)      $ 372,169     $      --               4.6
                                   ==========    ==========      ==========    ==========   ===============



Total amortization expense charged to operations for the period ended June 30, 2005 and 2004 were $85,819 and $92,850, respectively.

Estimated amortization expense as of June 30, 2005 is as follows:



      Fiscal year 2005                                $  64,725
      Fiscal year 2006                                  129,450
      Fiscal year 2007                                  129,450
      Fiscal year 2008                                   48,544
                                                      ---------
      Total                                           $ 372,169
                                                      =========



Anti-Depression BioHealth Solutions, Inc.

On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 restricted shares of Class A common stock of the Company in a transaction accounted for using the purchase method of accounting. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,637 in cash. As a result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE B - BUSINESS COMBINATIONS (Continued)

Anti-Depression BioHealth Solutions, Inc. (Continued)

The following summarizes the acquisition of ADBSI:



Issuance of 2,105,263 shares of common stock (Note E)         $  (600,000)
Assets acquired                                                   196,637
Goodwill                                                          500,000
                                                              -----------
Cash paid                                                     $    96,637
                                                              ===========



The Company valued the common stock issued to the UTEK at $0.285 per share, which approximated the fair value of the Company's common stock at the date of acquisition. The Company has recorded the carryover basis of the net assets acquired, which did not differ materially from their fair value and its operating results have been included in the Company's consolidated financial statements since the date of purchase. The Company believes the acquisition resulted in the recognition of goodwill primarily because of its industry position, management strength and potential to serve as a platform for consolidation.

Option Agreement: On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc., a Delaware corporation ("Back Bay") pursuant to the terms of the Option Agreement. ADBSI may exercise this option after receipt of Back Bay's notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI has already paid the first $15,000 installment.

License Agreement: ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK.

Prepaid Expense: ADBSI also entered into a Consulting Agreement with Back Bay and its principals on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Back Bay's principals will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE C - INVENTORIES


Inventories are stated at the lower of cost or market price determined by the first-in, first-out (FIFO) method. Inventories primarily consist of cosmetic oils and packaging materials. Components of inventories as of June 30, 2005 and December 31, 2004 are as follows:


                                          June 30, 2005   December 31, 2004
                                          -------------   -----------------
      Raw Materials                          $   633,253        $ 172,652
      Finished Goods                           1,154,069          443,933
                                             -----------        ---------
                                             $ 1,787,322        $ 616,585
                                             ===========        =========




NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

A summary of notes payable and convertible promissory notes payable at June 30, 2005 and December 31, 2004 is as follows:



                                                                       June 30, 2005   December 31, 2004
                                                                       -------------   -----------------
Notes payable to Strategic Equity Corp.; interest rate
24% per annum; interest only payable monthly, maturity
date is June 5, 2005. (a)                                               $        --      $   237,000
Notes payable to Strategic Equity Corp.; interest rate
24% per annum; interest only payable monthly, maturity
date is December 5, 2005. (b)                                               534,600               --
Notes payable to Double U Master Fund.; interest rate
15% per annum; interest only payable monthly, maturity
date is December 20, 2005. (c)                                              560,000               --
Notes payable to Cigam Trust.; interest rate 18% per
annum; interest only payable monthly, maturity date is
in June 2006. (d)                                                            50,000               --
Notes payable to G. Feldbaum.; interest rate 18% per
annum; interest only payable monthly, maturity date is
in June 2006. (d)                                                            50,000               --
Notes payable to Strategic Equity Corp.; non-interest
bearing, with $59,167 of principal due and payable on
or before January 5, 2005, $9,167 on or before
February 5, 2005, $9,167 on or before March 5, 2005,
$9,167 on or before April 5, 2005, $9,167 on or before
May 5, 2005, and $9,165 on or before June 5, 2005 (a)                            --          105,000
Convertible notes payable to Highgate House, LP and
Montgomery Equity Partners, LP; interest at 7% per
annum, with a maturity date of 210 days from the
issuance ("Maturity Date"). The Company granted the
noteholder a security interest in substantially all of
the Company's assets and intellectual property and
registration rights. (e)                                                         --          500,000
                                                                        -----------      -----------
Total                                                                     1,194,600          842,000
Less: current portion                                                    (1,194,600)        (842,000)
                                                                        -----------      -----------
Long term portion                                                       $        --      $        --
                                                                        ===========      ===========

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

a) Notes Payable: In December 2004, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $600,000 Canadian Dollar (CAD) (approximately $472,000 USD) of loans, in two equal installments of $300,000 CAD ($237,000 USD) with the first installment being delivered to the Company on or before December 7, 2004, and the second installment being delivered to the Company on or before January 3, 2005, and an additional $105,000 USD of loan proceeds being delivered to the Company on or before December 7, 2004. Pursuant to the Agreement, the Company issued to Strategic Equity warrants to purchase an aggregate of 350,000 shares of the Company's Class A common stock at $0.42 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the warrant issue date. As of March 31, 2005, the Company has issued to Strategic Equity three promissory notes, two in the amount of $300,000 CAD (approximately $237,000 USD) and the third in the amount of $105,000 USD. The first two promissory notes in the amount of $300,000 CAD each are interest only payable monthly at 24% per annum with the maturity dates on June 5, 2005. The promissory note in the amount of $105,000 USD is non-interest bearing, with $27,499 of principal due as at March 31, 2005 and subsequent payments of $9,167 on or before April 5, 2005, $9,167 on or before May 5, 2005, and $9,165 on or before June 5, 2005. The promissory notes are secured by the Company's assets. These notes were cancelled on June 5, 2005 and the Company and Strategic Equity Corp. entered into new note agreements as described in item (b).

b) Notes Payable: On June 6, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Strategic Equity Corp. ("Strategic Equity") for the sum of $660,000 Canadian Dollar (CAD) (approximately $534,600 USD) being delivered to the Company on or before June 6, 2005. Pursuant to the Agreement, the Company issued to Strategic Equity 100,000 shares of the Company's Class A common stock, valued at $0.30 per share. Financing expense of $30,000 was charged to operations during the period ended June 30, 2005. The promissory note in the amount of $660,000 CAD is interest only payable monthly at 24% per annum with the maturity dates on December 5, 2005. The promissory note is secured by the Company's trade accounts receivable.

c) Notes Payable: On June 21, 2005, the Company entered into a Security Agreement and Security Agreement Amendment (together the "Agreement") with Double U Master Fund for the sum of $560,000 being delivered to the Company on or before June 21, 2005. Pursuant to the Agreement, the Company issued to Double U Master Fund warrants to purchase an aggregate of 500,000 shares of the Company's Class A common stock at $0.40 per share, exercisable at any time after the issuance and expiring on the day prior to the 5th anniversary of the warrant issue date (Note F). The promissory note in the amount of $560,000 is interest only payable monthly at 15% per annum with the maturity dates on December 20, 2005. The promissory note is secured by the Company's inventory and trade accounts receivable.

d) Notes Payable: On June 10 and June 13, 2005, the Company entered into an Agreement with each of Cigham Trust and G. Feldbaum ("Strategic Equity") for the sum of $50,000 being delivered to the Company on or before June 10 and June 13, 2005 respectively. Pursuant to the Agreement, the Company issued to each of Cighma and Feldbaum, 10,000 shares of the Company's Class A common stock at approximately $0.30 per share. Financing expense of $5,900 was charged to operations during the period ended June 30, 2005. The promissory notes each in the amount of $50,000 is interest only payable monthly at 15% per annum with the maturity dates on June 9, 2006 and June 12, 2006 respectively.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE (Continued)

e) Convertible Notes Payable: On December 23, 2004, the Company entered into a Securities Purchase Agreement with Highgate House, LP ("Highgate") and Montgomery Equity Partners, LP ("Montgomery"). Pursuant to the Securities Purchase Agreement, the Company was to issue convertible-redeemable debentures to Highgate and Montgomery in the original principal amount of $1,000,000, collectively. The $1,000,000 was to be disbursed as follows: $500,000 was disbursed on December 28, 2004 (the "First Traunche") and $500,000 was to be disbursed within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures ("Second Traunche"). Pursuant to the Securities Purchase Agreement, Highgate and Montgomery each received 250,000 warrants. As of December 31, 2004, immediately after the issuance of the convertible notes payable, the Company's management has approved to terminate the Securities Purchase Agreement with Highgate and Montgomery, and a Termination Agreement was finalized and entered into on January 19, 2005. At December 31, 2004, the Company had accrued $125,000 of financing charges in connection with the redemption of the convertible debentures. The Company also has included in its accrued liabilities the 250,000 shares of common stock to be issued, valued at the fair market value of the Company's common stock at the date the management proved the Termination Agreement. The Securities Purchase Agreement was accordingly terminated without the Second Traunche being funded, and the First Traunche has been redeemed for $625,000 plus accrued interest in January 2005. The 250,000 shares of common stock were also issued in January 2005. The Company accounted for the above note payable and stock purchase rights in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14"). The conversion price exceeded the fair value of the company's common stock at the time the conversion option was granted. Accordingly, there was no imbedded beneficial conversion feature in connection with the issuance of the convertible debentures.

NOTE E - CAPITAL STOCK

The Company was authorized to issue 10,000,000 shares of preferred stock with par value $.001 per share, 100,000,000 shares of Class A common stock with par value of $.001 per share, and 50,000,000 shares of Class B common stock with par value $.001 per share. On November 27, 2002, the Company effected a "one-for-one hundred" reverse stock split of its outstanding shares of Class A common stock. The authorized shares remain unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. On June 27, 2005, the Company's Board of Directors and Shareholders approved resolutions to increase the total number of authorized shares of the Company's capital stock from 160,000,000 shares to 215,000,000 shares as follows: (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 shares to 200,000,000 shares and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 shares to 5,000,000 shares. Authorized share for preferred shares were kept unchanged at 10,000,000 shares of preferred stock with par value $.001 per share. As of June 30, 2005 and December 31, 2004, the Company has no preferred stock issued and outstanding. The Company has 86,430,417 and 66,493,654 shares of Class A common stock issued and outstanding at June 30, 2005 and December 31, 2004, respectively. The Company also has issued and outstanding 2,000,000 shares of Class B common stock at June 30, 2005 and December 31, 2004.

During the six-month period ended June 30, 2005, the Company issued an aggregate of 811,250 shares of Class A common stock to attorneys and consultants for services rendered in the amount of $250,350. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company issued an aggregate of 3,900,000 shares of Class A common stock in exchange for $1,043,000 of accrued liabilities. The Company issued an aggregate of 13,250,250 shares of Class A common stock in exchange for warrants exercised (Note F) at $0.16 to $0.30 per share for a total proceeds of $3,410,950, net of costs and fees. The Company issued an aggregate of 120,000 shares of common stock in exchange for financing expense of $35,900 (Note D). Additionally, the Company issued an aggregate of 2,105,263 shares of Class A common stock valued at $600,000 in connection with acquisition of ADBSI (Note B). The Company canceled 250,000 shares of common stock issued in prior year in exchange for research and development costs in the amount of $167,500.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE E - CAPITAL STOCK (Continued)

In June 2005, the Company entered into a Class B Common Stock Conversion Agreement (the "Agreement") with its Chief Executive Officer ("Holder"). Holder is the only holder of shares of Company's Class B common stock. The Agreement provides that upon the occurrence of certain events, the Company shall convert shares of its Class B common stock into shares of its Class A common stock at a ratio of five (5) Class A shares for every one Class B share. As of June 30, 2005, the conversion has not occurred.

NOTE F- STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company's common stock issued to employees and directors, provided that no stock options shall vest prior to July 25, 2005.



                         Options Outstanding                                  Options Exercisable
                         -------------------                                  -------------------
                                     Weighted Average        Weighted                      Weighted
Exercise          Number           Remaining Contractual      Average      Number          Average
 Prices         Outstanding            Life (Years)       Exercise Price  Exercisable    Exercise Price
 ------         -----------            ------------       --------------  -----------    --------------
   $ 0.10         3,431,098                1.57               $  0.10           --         $    --
                  =========                ====               =======      =========       =======



Transactions involving stock options issued to employees and directors are summarized as follows:




                                                             Weighted Average
                                        Number of Options     Price Per Share
Outstanding at December 31, 2002                       --          $      --
   Granted                                             --                 --
   Exercised                                           --                 --
                                                ---------          ---------
   Canceled or expired                                 --                 --
                                                ---------          ---------
Outstanding at December 31, 2003                       --          $      --
   Granted                                             --                 --
   Exercised                                           --                 --
   Canceled or expired                                 --                 --
                                                ---------          ---------
Outstanding at December 31, 2004                       --          $      --
   Granted                                      3,431,098               0.10
   Exercised                                           --                 --
   Canceled or expired                                 --                 --
                                                ---------          ---------
Outstanding at June 30, 2005                    3,431,098          $    0.10
                                                =========          =========

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE F- STOCK OPTIONS AND WARRANTS (Continued)

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants and investors. Each warrant is to purchase one share of the Company's Class A common stock.



                      Warrants Outstanding                                 Warrants Exercisable
                      --------------------                                 --------------------
                                  Weighted Average        Weighted                      Weighted
 Exercise          Number       Remaining Contractual      Average         Number        Average
  Prices         Outstanding          Life (Years)     Exercise Price  Exercisable   Exercise Price
-----------      ------------   -------------------    --------------  -----------   --------------
     $75.00             8,675                  1.51         $ 75.00         8,675         $ 75.00
     $ 0.75           100,000                  0.42         $  0.75       100,000         $  0.75
     $ 0.45           100,000                  0.42         $  0.45       100,000         $  0.45
     $ 0.42           350,000                  4.44         $  0.42       350,000         $  0.42
     $ 0.40         8,906,250                  1.90         $  0.40     8,906,250         $  0.40
     $ 0.30         4,251,000                  1.75         $  0.30     4,251,000         $  0.30
     $ 0.25           865,000                  0.39         $  0.25       865,000         $  0.25
                 ------------   -------------------    ------------    ----------    ------------
                   14,580,925                  1.81         $  0.41    14,580,925         $  0.41
                 ============   ===================    ============    ==========    ============




Transactions involving warrants issued to non-employees are summarized as follows:



                                          Number of    Weighted Average
                                           Warrants    Price Per Share
Outstanding at December 31, 2002                8,675      $     75.00
   Granted                                    200,000      $      0.60
   Exercised                                       --      $        --
   Canceled or expired                             --      $        --
                                          -----------      -----------
Outstanding at December 31, 2003              208,675      $      3.69
   Granted                                 31,796,250      $      0.30
   Exercised                               (4,673,750)     $      0.24
   Canceled or expired                             --      $        --
                                          -----------      -----------
Outstanding at December 31, 2004           27,331,175      $      0.34
   Granted (Note D)                           500,000      $      0.40
   Exercised (Note E)                     (13,250,250)     $      0.25
   Canceled or expired                             --      $        --
                                          -----------      -----------
Outstanding at June 30, 2005               14,580,925      $      0.41
                                          ===========      ===========

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE F- STOCK OPTIONS AND WARRANTS (Continued)

Warrants (Continued)

The Company did not grant compensatory warrants to non-employees during the period ended June 30, 2005. The warrants granted during the period ended June 30, 2005 were in connection with debt financing (Note D). The weighted-average fair value of warrants granted to consultants during the period ended 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows: contractual terms of 2 to 4 years, an average risk free interest rate of 2.25%, a dividend yield of 0%, and volatility of 33%. The amount of the expense charged to operations in connection with granting the warrants was $0 and $287,500 for the period ended June 30, 2005 and 2004, respectively.

NOTE G - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at June 30, 2005 and December 31, 2004 are as follows:



                                     June 30, 2005    December 31, 2004
                                     -------------    -----------------
      Accounts payable                  $1,059,105          $  529,694
      Other accrued expenses                57,367           1,191,420
      Litigation (Note I)                       --              30,000
                                        ----------          ----------
        Total                           $1,116,472          $1,751,114
                                        ==========          ==========



NOTE H - MAJOR CUSTOMERS AND VENDORS

Revenue from three major customers, which accounted for greater than 10% of total sales, approximated $2,027,000 or 81% of sales for the six months ended June 30, 2005. Total accounts receivable due from these three major customers approximately $991,000 or 83% of total accounts receivable at June 30, 2005. Revenue from two major customers, which accounted for greater than 10% of total sales, approximately $22,300, or 75% of sales for the six months ended June 30, 2004. Total accounts receivable due from these two major customers approximately $23,000, or 18% of total accounts receivable at June 30, 2004.

Total purchases from two (2) major suppliers, each accounted for greater than 10% of total purchase, approximated $850,000 or 42% of purchases for the six months ended June 30, 2005. No accounts payable was due to these two suppliers as of June 30, 2005.

                               SWISS MEDICA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE I - COMMITMENTS AND CONTINGENCIES

Commitments

On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option ("Option Agreement") to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay Scientific, Inc (Note B). In consideration for the option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement.

On March 31, 2005, ADBSI entered into a Consulting Agreement with Back Bay and its principals (Note B). In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement on March 31, 2005, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

On February 8, 2005 the Company entered into an agreement with UPS Supply Chain Solutions to handle warehousing and distribution services on behalf of the Company, for the warehousing and distribution of its products from three strategically located warehouses in the U.S. On February 8, 2005 the Company issued an irrevocable letter of credit in the amount of $150,000 in favor of UPS Supply Chain Solutions as security for these services to be rendered.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (333-115539) to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada on August 25, 2005.

                                   SWISS MEDICA, INC.


                                   By:/s/ Raghunath Kilambi
                                      ------------------------------------------
                                      Raghunath Kilambi, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:



      Name                        Title                                Date

/s/ Raghunath Kilambi  Chief Executive Officer and Director      August 25, 2005
---------------------
Raghunath Kilambi

/s/ Grant Johnson      President, Chief Operating Officer and    August 25, 2005
--------------------   Director
Grant Johnson

/s/ Bruce Fairbairn    Chief Financial Officer (Principal        August 25, 2005
--------------------   Accounting Officer)
Bruce Fairbairn

/s/ Bryson Farrill     Chairman of the Board and Director        August 25, 2005
--------------------
Bryson Farrill

/s/ Ronald Springer    Director                                  August 25, 2005
--------------------
Ronald Springer


/s/ Azim Fancy         Director                                  August 25, 2005
--------------------
Azim Fancy

/s/ Charles Orr        Director                                  August 25, 2005
--------------------
Charles Orr